UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

FIRST BANCORP.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1519 PONCE DE LEON AVENUE

SAN JUAN, PUERTO RICO 00908

(787) 729-8200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of First BanCorp.:

NOTICE IS HEREBY GIVEN that, pursuant to a resolution of the Board of Directors and Section 2 of First BanCorp.’s By-laws, the Annual Meeting of Stockholders of First BanCorp. will be held at 10:00 a.m., local time, on Thursday, May 29, 2014, at the Corporation’s principal offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico, for the purpose of considering and taking action on the following matters, all of which are more completely described in the accompanying Proxy Statement:

1. To elect eight (8) directors, each for a term expiring at the 2015 Annual Meeting of Stockholders;

2. To approve on a non-binding basis the 2013 compensation of First BanCorp.’s named executive officers; and

3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our 2014 fiscal year.

In addition, we will consider and take action on such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record as of the close of business on April 4, 2014 are entitled to receive notice of and to vote at the meeting. A list of such stockholders will be available at our principal offices, at the address set forth above, for the examination of any stockholder for any purpose germane to the meeting during ordinary business hours, for a period of ten days prior to the meeting.

You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number you own. Even if you plan to be present at the meeting, you are urged to complete, sign, date and promptly return the enclosed proxy in the envelope provided. If you attend the meeting, you may vote either in person or by proxy. You may revoke any proxy that you give in writing or in person at any time prior to its exercise.

By Order of the Board of Directors,

/s/ Lawrence Odell
Lawrence Odell
Secretary

San Juan, Puerto Rico

April 17, 2014

i

ii

1519 PONCE DE LEON AVENUE

SAN JUAN, PUERTO RICO 00908

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2014

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of First BanCorp. (the “Corporation”) for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Thursday, May 29, 2014, at the Corporation’s principal offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico, and at any adjournment thereof (the “Annual Meeting”). This Proxy Statement and enclosed form of proxy are first being sent or given on or about April 17, 2014 to stockholders of record as of April 4, 2014. The Board has designated the individuals identified on the proxy card (the “proxy holders”) to serve as proxies to vote the shares represented at the Annual Meeting. Shares represented by properly executed proxies that we receive will be voted at the Annual Meeting in accordance with the instructions specified in the proxies. If you properly submit a proxy but do not give instructions on how you want your shares to be voted, your shares will be voted by the proxy holders in accordance with the Board’s recommendations described below.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What information is contained in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Board, Board committees, the compensation of directors and executive officers, and other required information.

What is the purpose of the Meeting?

At the Annual Meeting, stockholders will act upon the following matters, which are outlined in the accompanying Notice of Annual Meeting of Stockholders:

•	the election of eight directors;

•	the approval on a non-binding basis of the 2013 compensation of the Corporation’s Named Executive Officers (as defined below); and

•	the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for our 2014 fiscal year.

What should I receive?

You should receive this Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card and the Corporation’s 2013 annual report with the audited financial statements for the year ended December 31, 2013, audited by KPMG.

How many votes do I have?

You will have one vote for every share of the Corporation’s common stock, par value $0.10 per share (“Common Stock”), you owned as of the close of business on April 4, 2014, the record date for the Annual Meeting (the “Record Date”).

If I am a holder of shares of Common Stock, but I did not hold my shares of Common Stock as of the Record Date, am I entitled to vote?

No. If you were not a record or beneficial holder of shares of Common Stock as of the Record Date, you will not be entitled to vote on the proposals.

How many shares of stock are outstanding?

On the Record Date, 208,975,940 shares of Common Stock were issued and outstanding.

How many votes must be present to hold the Meeting?

Holders of a majority of the outstanding shares of Common Stock must be present either in person or by proxy to enable us to conduct business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining whether holders of a majority of the outstanding shares of Common Stock are present. A broker non-vote occurs when a broker or other nominee has not received voting instructions from the beneficial owner and the broker or other nominee does not have discretionary authority to vote on a particular matter. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to conduct business at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be counted by Broadridge Financial Solutions, an independent third party.

What vote is required and how are abstentions and broker non-votes treated?

To be elected, directors must receive the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. Abstentions will have the same effect as votes cast AGAINST and broker non-votes will not be counted in determining the number of shares necessary for approval.

As to approval of the advisory vote related to executive compensation and the ratification of the independent registered public accounting firm, the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote will be required for approval. Abstentions will have the same effect as votes cast AGAINST the proposals and broker non-votes on the advisory vote related to executive compensation will not be counted in determining the number of shares necessary for approval.

On which proposals can my broker vote my shares?

Brokers do not have discretionary authority to vote shares on the election of directors and on the non-binding approval of compensation of the Corporation’s Named Executive Officers. You must instruct your broker how to vote your shares so that your vote can be counted. Brokers have discretionary authority to vote shares on the ratification of the independent registered public accounting firm.

How does the Board recommend that I vote?

The following is the Board’s recommendation with respect to each of the items to be considered and voted upon at the Annual Meeting:

•	Proposal No. 1 — The Board recommends a vote FOR each nominee to the Board;

•	Proposal No. 2 — The Board recommends a vote FOR the approval of the 2013 compensation of the Corporation’s Named Executive Officers; and

•	Proposal No. 3 — The Board recommends a vote FOR the ratification of the Corporation’s independent registered public accounting firm for the 2014 fiscal year.

How do I vote?

If you are a “stockholder of record,” you may vote by proxy without attending the Annual Meeting by:

•	completing the enclosed proxy card, signing, dating, and returning it in the enclosed postage-paid envelope;

•	voting by telephone (instructions are on the proxy card); or

•	voting via the Internet (instructions are on the proxy card).

Internet and telephone voting is available until 11:59 p.m. Eastern Time on May 28, 2014. Please refer to the specific instructions set forth on the enclosed proxy card for additional information on how to vote. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

If you hold your shares in “street name” (i.e., your shares are held of record by a broker, bank, trustee or other nominee), your broker, bank, trustee or other nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the Annual Meeting?

If you are a “stockholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a valid, legal proxy from your broker, banker, trustee or other nominee, giving you the right to vote your shares at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record.    If your shares are registered in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote via the Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card.

Beneficial Owner.    If your shares are held by a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, trustee or other nominee, who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank, trustee or other nominee on how to vote the shares held in your account, and it will inform you how to instruct it to vote your shares. The organization that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. As noted above, if you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid, legal proxy from your broker, bank, trustee or other nominee giving you the right to vote your shares at the Annual Meeting. The organization that holds your shares cannot vote your shares without your instructions on Proposals No. 1 and No. 2 so it is important that you instruct your nominee how to vote your shares.

Who will bear the costs of soliciting proxies for the Annual Meeting?

We will bear the cost of soliciting proxies for the Annual Meeting. In addition to solicitation by mail, proxies may be solicited personally, by telephone or otherwise. Our directors, officers and employees may also solicit proxies but will not receive any additional compensation for their services. Proxies and proxy materials will also be distributed at our expense by brokers, nominees, custodians and other similar parties.

Can I change my vote?

Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by sending in a new proxy card with a later date, or casting a new vote over the Internet or by telephone, or sending a written notice of revocation to the President or Corporate Secretary at First BanCorp., at P.O. Box 9146, San Juan, Puerto Rico 00908-0146, that is delivered before the proxy is exercised. Internet and telephone voting is available until 11:59 p.m. Eastern Time on May 28, 2014. If you attend the Annual Meeting and vote in person, your previously submitted proxy will not be used.

If your shares are held in the name of a broker, bank, trustee or other nominee, that institution will instruct you as to how your vote may be changed.

What should I do if I receive more than one set of voting materials?

Please complete, sign, date and return each proxy card or voting instruction card that you receive. You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a voting instruction card for each brokerage account in which you hold shares.

Could other matters be decided at the Annual Meeting?

The Board does not intend to present any business at the Annual Meeting other than that described in the Notice of Annual Meeting of Stockholders. The Board at this time knows of no other matters that may come before the Annual Meeting and the Chairman of the Annual Meeting will declare out of order and disregard any matter not properly presented. However, if any new matter requiring the vote of the stockholders is properly presented before the Annual Meeting, proxies may be voted with respect thereto in accordance with the best judgment of the proxy holders, under the discretionary power granted by stockholders in their proxies in connection with general matters.

What happens to my vote if the Annual Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is exercised.

Who can help answer my questions?

You should contact Lawrence Odell, Secretary of the Board, by e-mail at lawrence.odell@firstbankpr.com or by telephone at 787-729-8041 if you have any questions about how to vote or need copies of our public filings submitted to the U.S. Securities and Exchange Commission (“SEC”).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 29, 2014

This Proxy Statement and the 2013 annual report to stockholders are available at https://materials.proxyvote.com/318672. You may obtain directions regarding how to attend the Annual Meeting and vote in person by contacting Lawrence Odell, Secretary of the Board, by e-mail at lawrence.odell@firstbankpr.com or by telephone at 787-729-8041.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of April 4, 2014, unless otherwise specified, with respect to shares of our Common Stock beneficially owned by: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each director, each director nominee and each executive officer named in the Summary Compensation Table in this Proxy Statement (the “Named Executive Officers”); and (3) all current directors and executive officers as a group. This information has been provided by each of the directors and executive officers at our request or derived from statements filed with the SEC pursuant to Section 13(d), 13(g), or 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Beneficial ownership of securities means the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security). As of April 4, 2014, no officer or director, and, to the Corporation’s knowledge, no beneficial owner of more than 5% of the Corporation’s Common Stock owns any of the Corporation’s outstanding preferred stock. Unless otherwise indicated, to the Corporation’s knowledge the beneficial owner has sole voting and dispositive power over the shares.

(1)	Beneficial Owners of More Than 5% of our Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(a)

Thomas H. Lee Advisors (Alternative), VI, Ltd.	41,851,067	(b)	20.03%
c/o Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman KY1-9005, Cayman Islands

Oaktree Principal Fund V (Delaware), L.P. and	41,854,769	(c)	20.03%
Oaktree FF Investment Fund AIF (Delaware), L.P. c/o Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071

Wellington Management Company, LLP.	13,210,659	(d)	6.32%
c/o Wellington Management Company, LLP
280 Congress Street
Boston, MA 002210

United States Department of the Treasury	20,966,340	(e)	9.97%
1500 Pennsylvania Avenue Northwest
Washington D.C., District of Columbia 20229

(a)	Based on 208,975,940 shares of Common Stock outstanding as of April 4, 2014.

(b)	Based on a Form 4 filed with the SEC on October 9, 2013 by Thomas M. Hagerty and a Form 4 filed with the SEC on September 17, 2013, by Thomas H. Lee Advisors (Alternative) VI, Ltd. Consists of 23,011,234 shares held by Thomas H. Lee (Alternative) Fund VI, L.P.; 15,581,983 shares held by Thomas H. Lee (Alternative) Parallel Fund VI, L.P.; 2,721,860 shares held by Thomas H. Lee (Alternative) Parallel (DT) Fund VI, L.P.; 528,505 shares held by THL FBC Equity Investors, L.P. (collectively, the “THL Funds”); and 7,485 shares held by THL Managers VI, LLC, the investment manager to the THL Funds. Voting and investment determinations with respect to the securities held by the THL Funds are made by a management committee consisting of Anthony J. DiNovi and Scott M. Sperling, and as such Messrs. DiNovi and Sperling may be deemed to share beneficial ownership of the securities held or controlled by the THL Funds. Each of Messrs. DiNovi and Sperling disclaims beneficial ownership of such securities. The address of each of Messrs. DiNovi and Sperling is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110.

(c)

Based on a Form 4 filed with the SEC on September 17, 2013, by each of Mr. Harmon and (i) Oaktree Capital Group Holdings GP, LLC (“OCGH GP”), in its capacities as manager of Oaktree Capital Group, LLC (“OCG”) and general partner of Oaktree Capital Group Holdings, L.P. (“OCGH LP”), (ii) OCG, in its capacity as managing member of Oaktree Holdings, LLC (“Oaktree Holdings”), (iii) Oaktree Holdings, in its capacity as managing member of OCM Holdings I, LLC (“Oaktree Holdings I”), (iv) Oaktree Holdings I, in its capacity as general partner of Oaktree Capital I, L.P. (“Oaktree Capital I”), (v) Oaktree Capital I, in its capacity as general partner of Oaktree Fund GP I, L.P. (“Oaktree Fund GP I”), (vi) Oaktree Fund GP I, in its capacity as managing member of Oaktree Fund GP, LLC (“Oaktree Fund GP”), (vii) Oaktree Fund GP, in

its capacities as general partner of Oaktree Principal Fund V (Delaware), L.P. (the “PF V Fund”) and managing member of OCM FIE, LLC (“FIE”), (viii) OCGH LP in its capacity as controlling shareholder of Oaktree AIF Holdings, Inc. (“Oaktree AIF Holdings”), (ix) Oaktree AIF Holdings, in its capacity as general partner of Oaktree AIF Investments, L.P. (“Oaktree AIF Investments”), (x) Oaktree AIF Investments, in its capacity as general partner of Oaktree Fund GP III, L.P. (“Oaktree GP III”), (xi) Oaktree GP III, in its capacity as sole member of Oaktree Fund GP AIF, LLC (“Oaktree GP AIF”), (xii) Oaktree GP AIF, in its capacity as general partner of Oaktree Fund AIF Series, L.P.—Series I (“Oaktree AIF” and, collectively with OCGH GP, OCGH LP, OCG, Oaktree Holdings, Oaktree Holdings I, Oaktree Capital I, Oaktree Fund GP I, Oaktree Fund GP, Oaktree AIF Holdings, Oaktree AIF Investments, Oaktree GP III and Oaktree GP AIF, the “Oaktree Entities” and each, an “Oaktree Entity”), and (xiii) Oaktree AIF, in its capacity as general partner of Oaktree FF Investment Fund AIF (Delaware), L.P. (the “AIF” Fund”). The PF V Fund holds 34,617,194 shares of Common Stock of the Corporation and the AIF Fund holds 7,226,387 shares of Common Stock of the Corporation. Michael P. Harmon, a Managing Director of Oaktree Capital Management, L.P. and a director of the Corporation also holds 7,485 shares of Common Stock and 3,703 shares of restricted stock for the benefit of OCM FIE. Pursuant to the policies of the Oaktree Entities, Mr. Harmon must hold the shares on behalf of and for the benefit of FIE and has assigned all economic, pecuniary and voting rights to FIE. By virtue of Mr. Harmon’s voting and investment authority with respect to Oaktree Fund GP I and Oaktree GP III, Mr. Harmon may be deemed to have a beneficial ownership interest in the 41,843,581 shares of Common Stock held and collectively owned by the PF V Fund and the AIF Fund (Mr. Harmon being referred to herein as an “Oaktree Entity” with respect to such shares). OCGH GP may be deemed to have a beneficial ownership interest in the 41,854,769 shares of Common Stock that are held and collectively owned by the PF V Fund, the AIF Fund and Mr. Harmon. Each of OCG, Oaktree Holdings, Oaktree Holdings I, Oaktree Capital I, Oaktree Fund GP I and Oaktree Fund GP may be deemed to have a beneficial ownership interest in the 34,628,382 shares of Common Stock that are held and collectively owned by the PF V Fund and Mr. Harmon. Each of OCGH LP, Oaktree AIF Holdings, Oaktree AIF Investments, Oaktree GP III, Oaktree GP AIF and Oaktree AIF may be deemed to have a beneficial ownership interest in the 7,226,387 shares of Common Stock that are held by the AIF Fund. Each Oaktree Entity disclaims beneficial ownership of all shares reported in such Form 4 except to the extent of their respective pecuniary interest therein. OCGH GP is a limited liability company managed by an executive committee, the members of which are Howard S. Marks, Bruce A. Karsh, John B. Frank, David M. Kirchheimer, Sheldon M. Stone, Larry W. Keele, Stephen A. Kaplan and Kevin L. Clayton (the “OCGH GP Members”). In such capacity, the OCGH GP Members may be deemed indirect beneficial owners of the securities reported. Except to the extent of their respective pecuniary interest, each OCGH GP Member disclaims beneficial ownership of the securities reported.

(d)	Based on a Schedule 13G/A filed on February 14, 2014, Wellington Management Company, L.L.P. (“Wellington”) disclosed that, in its capacity as an investment advisor, it had shared voting power over 12,924,037 shares and shared dispositive power over 13,210,659 shares, which are owned of record by several institutional investors advised by Wellington.

(e)	Consists of 10,680,441 shares of Common Stock that the Corporation issued to the United States Department of the Treasury (the “U.S. Treasury”) on October 7, 2011 upon conversion of all of the Corporation’s outstanding Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series G, and 1,285,899 shares of Common Stock underlying a warrant that the U.S. Treasury acquired from the Corporation on January 16, 2009, which was amended and restated on July 20, 2010, that is exercisable at an exercise price of $3.29 per share. The U.S. Treasury has sole dispositive and voting power over its shares but may vote the shares only in accordance with the terms of its exchange agreement with the Corporation dated July 7, 2010, as amended. The exercise price and the number of shares issuable upon exercise of the warrant are subject to further adjustments under certain circumstances to prevent dilution. The warrant expires on July 20, 2020.

(2)	Beneficial Ownership of Directors, Director Nominees and Executive Officers:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)	Percent of Class

Directors and Director Nominees
Aurelio Alemán-Bermúdez, President & Chief Executive Officer	507,130	*
Robert T. Gormley	19,800	*
Thomas M. Hagerty	41,854,770	20.03%
Michael P. Harmon	41,854,769	20.03%
Roberto R. Herencia, Chairman of the Board	345,869	*
David I. Matson	4,562	*
José Menéndez-Cortada	37,189	*
Fernando Rodríguez-Amaro	16,407	*

Named Executives
Orlando Berges-González, Executive Vice President & Chief Financial Officer	235,182	*
Calixto García-Velez, Executive Vice President	185,595	*
Lawrence Odell, Executive Vice President, General Counsel & Secretary	209,680	*
Cassan Pancham, Executive Vice President	170,490	*

All current directors, Executive Officers and the Chief Accounting Officer as a group (19 persons as a group)	86,175,388	41.23%

*	Less than 1% of our outstanding Common Stock.

(a)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Therefore, it includes the number of shares of Common Stock that could be purchased by exercising stock options that were exercisable on April 4, 2014 or within 60 days after that date, as follows: Mr. Alemán-Bermúdez, 24,800; Mr. Odell, 11,666; Mr. Cassan Pancham, 4,665; and all current directors and executive officers as a group, 59,526. Also, it includes shares granted under the First BanCorp 2008 Omnibus Incentive Plan, subject to transferability restrictions and/or forfeiture upon failure to meet vesting conditions, as follows: Mr. Menéndez-Cortada, 3,703; Mr. Herencia, 3,703; Mr. Hagerty, 3,703; Mr. Harmon, 3,703; Mr. Rodríguez-Amaro, 3,703; Mr. Gormley, 3,703; Mr. Alemán-Bermúdez, 346,642; Mr. Berges-González 211,223; Mr. Odell, 183,526; Mr. García-Velez, 174,034; Mr. Pancham, 132,509 and all current directors and executive officers as a group, 1,666,892. (Although all of these stock options are currently exercisable, their exercise prices are significantly above the market price of the Common Stock.) These amounts do not include shares of Common Stock represented by units in a unitized stock fund under our Defined Contribution Plan.

(b)	Mr. Hagerty is the Board representative for Thomas H. Lee Partners, L.P. and its affiliates (“THL”), which currently own 20.21% of our Common Stock. See — “Beneficial Owners of More Than 5% of our Common Stock” for information concerning THL’s ownership. Mr. Hagerty owns directly 3,703 shares of restricted stock in connection with his services as a director. As set forth in footnote (b) to the beneficial ownership table above, the THL Funds and THL Managers VI, LLC collectively hold 41,851,067 shares of the Corporation. Mr. Hagerty disclaims beneficial ownership of all shares of the Corporation owned by the THL Funds and THL Managers VI, LLC.

(c)	Mr. Harmon is the Board representative for Oaktree, which currently owns 20.21% of our Common Stock. See — “Beneficial Owners of More Than 5% of our Common Stock” for information concerning Oaktree’s ownership. PF V Fund holds 34,617,194 shares of Common Stock and the AIF Fund holds 7,226,387 shares of Common Stock. Mr. Harmon, also holds 11,188 shares of restricted stock for the benefit of OCM FIE, LLC (“FIE”). Pursuant to the policies of the Oaktree Entities, Mr. Harmon must hold the shares on behalf of and for the benefit of FIE and has assigned all economic, pecuniary and voting rights to FIE.

INFORMATION WITH RESPECT TO NOMINEES STANDING FOR ELECTION AS DIRECTORS AND WITH RESPECT TO EXECUTIVE OFFICERS OF THE CORPORATION

PROPOSAL NO. 1

ELECTION OF DIRECTORS

During fiscal year 2013, the composition of our Board changed in the following respects:

•	effective September 29, 2013, David I. Matson became a director.

•	effective March 5, 2013, José Rodríguez-Perelló resigned from the Board.

Pursuant to its respective investment agreement, each of THL and Oaktree has the right to designate a person to serve on the Board. This right will remain in effect as long as each owns at least 25% or more of the shares of Common Stock they acquired in the Corporation’s private offering of shares in 2011(the “Capital Raise”). Additionally, these investment agreements require us to use our best efforts to nominate two additional directors to the Board and require that a majority of our directors be either investor designees or independent directors with banking or related financial management expertise. Robert T. Gormley and David I. Matson were nominated to the Board in accordance with these requirements. We are continuing to seek to nominate additional directors who would enable us to satisfy these requirements.

Our By-laws provide that the Board will consist of a number of members fixed from time to time by resolution of a majority of the Board, provided that the number of directors is always an odd number and not less than five nor more than fifteen. As a result of the appointment of director David I. Matson in September of 2013, the composition of the Board increased to an even number, hence the Board currently has a vacancy which the Board is taking steps to fill with the assistance of a leading executive search firm. Any director elected or appointed to our Board must be approved by the Federal Reserve Bank of New York. In accordance with our Restated Articles of Incorporation and By-laws, director nominees stand for election annually. A director is elected by the stockholders for a one-year term and serves until his or her successor is elected and qualified. If stockholders do not elect a nominee who is serving as a director, Puerto Rico corporation law provides that the director would continue to serve on the Board as a “holdover director.” Under our By-laws, an incumbent director who is not elected by a majority of the votes present in person or by proxy must tender his or her resignation to the Board promptly following certification of the stockholder vote. The Board must act on the tendered resignation within 90 days following certification of the stockholder vote and must elect a new director by an affirmative vote of the majority of the Board to fill the vacancy until the next election of directors by stockholders.

Our retirement policy for the Board states that directors who reach the age of 70 may continue to serve until the end of the term to which they were elected, but will not be eligible to stand for re-election.

Unless otherwise directed, each proxy executed and returned by a stockholder will be voted FOR the election of the nominees listed below. If any nominee should be unable to serve or for good cause will not serve, the designated proxies will vote each executed and returned proxy for the replacement nominee or nominees as the Board may propose. At this time, the Board knows of no reason why any of the persons listed below may not be able to serve as a director if elected. On March 27, 2014, the Board nominated current Directors Aurelio Alemán-Bermúdez, Robert T. Gormley, Thomas M. Hagerty, Michael P. Harmon, Roberto R. Herencia, David I. Matson, José Menéndez-Cortada, and Fernando Rodríguez-Amaro to serve terms ending at the 2015 annual meeting of stockholders, and when their respective successors have been duly elected and qualified.

Except for Mr. Gormley and Mr. Matson, all of the members of the Board are also the members of the Board of Directors of FirstBank Puerto Rico (“FirstBank” or the “Bank”). The information presented below regarding the time of service on the Board includes terms concurrently served on the Board of Directors of the Bank as applicable.

Director Qualifications

Each director nominee has the qualifications and experience to focus on the complex issues confronting us and the financial industry. The nominees are leaders in business, finance, accounting and academia because of their intellectual acumen and analytic skills, strategic vision, ability to lead and inspire others to work with them, and records of outstanding accomplishments. Each has been chosen to stand for election in part because of his or her ability and willingness to ask difficult questions, understand our unique challenges and evaluate the strategies proposed by management and, when applicable, oversee their implementation.

Each of the nominees has a long record of professional integrity, dedication to his or her profession and community, a strong work ethic that includes coming fully prepared to meetings and fulfilling professional obligations, the ability to maintain a collegial environment, and the experience of having served as a director of the Corporation or other companies.

In evaluating the composition of the Board, the Corporate Governance and Nominating Committee seeks to find and retain individuals who, in addition to having the qualifications set forth in our Corporate Governance Guidelines and Principles, have the skills, experience and abilities necessary to oversee our operations in the corporate and consumer businesses within Puerto Rico, the United States and the United States and British Virgin Islands. This Committee has determined that it is critically important to our proper operation and success that, through its members, our Board has expertise and experience in the following areas:

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Leadership:    Experience in significant leadership positions over an extended period, especially CEO positions. Directors with that experience generally provide the Corporation with special insights and possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. Through their service as top leaders at other organizations, they also have access to important sources of market intelligence, analysis and relationships that benefit the Corporation.

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Financial Services Industry:    Experience in the financial services industry. Directors with that experience provide insight with respect to the Corporation’s diversified banking businesses, which provide a broad range of financial services to consumer and corporate customers.

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Risk Management:    Risk expertise to assist the Corporation in ensuring that it is properly identifying, measuring, monitoring, reporting, analyzing and controlling or mitigating risk. Risk management is a critical function of a financial services company, and its proper supervision requires directors with sophisticated risk management skills and experience. Directors provide oversight of the company’s risk management framework, including the significant policies, procedures and practices used in managing credit, market and certain other risks, and review recommendations by management regarding risk mitigation.

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Regulatory Compliance:    Experience serving at, or interacting with, regulators, or operating businesses subject to extensive regulation, in order to ensure our continued compliance with the many applicable regulatory requirements and ensure ongoing effective relationships with our regulators. The Corporation and its subsidiaries are regulated and supervised by numerous regulatory agencies, both domestically and federally, including the Federal Reserve Board (the “Fed”), the Federal Deposit Insurance Corporation (the “FDIC”), and the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico (the “OCIF”) and other local banking and insurance authorities (collectively the “Regulators”).

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Consumer Business:    Extensive consumer experience to assist the Corporation in evaluating its business model and strategies for reaching and servicing its retail customers. The Corporation provides services to retail customers in connection with its retail banking, consumer finance, real estate lending, personal loans, auto loans, small and middle market commercial banking and other financial services businesses.

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Corporate Business:    A depth of understanding of and experience with complex business structures and transactions. Directors with that experience enhance the Corporation’s provision of a variety of services to its corporate clients, including financial restructurings, loans and cash management.

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Financial Reporting:    Direct or supervisory experience in the preparation of financial statements, as well as finance and accounting expertise. While the Board and its committees are not responsible for preparing our financial statements, they have oversight responsibility and the audit committee has the authority to select and oversee our independent registered public accounting firm.

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Legal Matters:    Experience with complying with legal and contractual requirements as well as understanding complex litigation and litigation strategies. Our Board has an important oversight function with respect to compliance with applicable requirements. In addition, it monitors legal proceedings and evaluates major settlements.

Nominees Standing for Election as Directors for Terms Expiring at the 2015 Annual Meeting

Aurelio Alemán-Bermúdez, 55

President and Chief Executive Officer

President and Chief Executive Officer since September 2009. Director of First BanCorp. and FirstBank Puerto Rico since September 2005. Chairman of the Board of Directors and CEO of First Federal Finance Corporation d/b/a Money Express, FirstMortgage, Inc., FirstExpress, Inc., FirstBank Puerto Rico Securities Corp., and First Management of Puerto Rico, and CEO of FirstBank Insurance Agency, Inc. Senior Executive Vice President and Chief Operating Officer of First BanCorp. from October 2005 to September 2009. Executive Vice President responsible for consumer banking and auto financing of FirstBank between 1998 and 2009. From April 2005 to September 2009, also responsible for the retail banking distribution network, First Mortgage and FirstBank Virgin Islands operations. President of First Federal Finance Corporation d/b/a Money Express from 2000 to 2005. President of FirstBank Insurance Agency, Inc. from 2001 to 2005. President of First Leasing & Rental Corp. from 1999 to June 2007. From 1996 to 1998, Vice President of CitiBank, N.A., responsible for wholesale and retail automobile financing and retail mortgage business. Vice President of Chase Manhattan Bank, N.A., responsible for banking operations and technology for Puerto Rico and the Eastern Caribbean region from 1990 to 1996.

Director Qualifications:

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Role as CEO of the Corporation since 2009 and President of many of the Corporation’s subsidiaries, including First Federal Finance Corporation d/b/a Money Express, FirstBank Insurance Agency, Inc. and First Leasing & Rental Corp., and Chief Operating Officer of First BanCorp. has provided him extensive experience in the financial industry.

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Roles as Chairman of the Board of Directors and CEO of First Leasing and Rental Corporation, First Federal Finance Corporation d/b/a Money Express, FirstMortgage, Inc., FirstBank Overseas Corp., First Insurance Agency, Inc., FirstExpress, Inc., FirstBank Puerto Rico Securities Corp., and First Management of Puerto Rico, CEO of FirstBank Insurance Agency, Inc., and member of the Board of Directors of First BanCorp. have provided him leadership experience.

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Over 31 years of experience in the financial services industry has given him a comprehensive understanding of the industry. In his role as Chief Operating Officer of First BanCorp., and his prior experience as Vice President of CitiBank, N.A. and Chase Manhattan Bank, N.A., Mr. Alemán-Bermúdez gained extensive experience with financial services, consumer business, corporate business issues, risk management, operations and technology.

Robert T. Gormley, 66

Director of the Corporation since October 2012. Mr. Gormley is a former bank executive whose career in the banking industry has spanned nearly four decades. In 1970, after graduating from Providence College with a bachelor’s degree in management, he entered the management trainee program at Fleet Bank N.A., where he eventually rose to the position of Executive Vice President and Senior Loan Officer. In 1993, he joined Citizens Financial Group, serving initially as Executive Vice President and Chief Lending Officer for Citizens Bank of Rhode Island, then as President and CEO of various branches in New England, and finally, as Vice Chairman and Chief Risk Officer of Citizens Financial Group until his retirement in 2007.

Director Qualifications:

•	Over 40 years of experience in the financial services industry has given him a comprehensive understanding of the industry.

•	Experience in a variety of senior level credit positions enhances the Board’s oversight of the Bank’s lending functions.

Thomas M. Hagerty, 51

Director of the Corporation since November 2011. A managing director with Thomas H. Lee Partners, L.P. since 1992 and with the firm since 1988. Previously in the Mergers and Acquisitions Department of Morgan Stanley & Co. Incorporated. Director also of Black Knight Financial Services, LLC, Ceridian Corporation, Fidelity National Financial, Inc., Fidelity National Information Services, Inc., MGIC Investment Corp., MoneyGram International, Inc. and ServiceLink Holdings, LLC.

Director Qualifications:

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More than 20 years of finance, banking and managerial experience and expertise in evaluating companies’ strategies, operations and risks gained through his work in investment banking enables him to provide the Board with valuable insights.

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His service as a director at several public companies throughout the years has provided him with leadership experience and valuable insights and perspectives on the challenges facing public companies and particularly financial institutions.

•	Risk management expertise obtained as a managing director at THL provides him valuable insights regarding the investment strategies.

Michael P. Harmon, 45

Director of the Corporation since October 2011. A managing director with the Global Principal Group of Oaktree Capital Management L.P., a registered investment advisor and affiliate of Oaktree Capital Group LLC, where he has been responsible for sourcing, evaluating and managing private equity investments since 1997. Prior to this, positions in the Corporate Recovery Consulting group of Price Waterhouse and the Distressed Credits group at Society Corporation. Director of SKBHC Holdings LLC, and its subsidiary, Starbuck Bancshares, Inc., both bank holding companies based in Seattle, Washington; and director of American West Bank a Washington state non-member bank, and the First National Bank of Starbuck, both subsidiaries of Starbuck Bancshares, AloStar Bancorp, Alliance Healthcare Services, Loving Care Agency, Osmose Holdings and Senior Home Care.

Director Qualifications:

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Experience with financial services companies and risk management expertise obtained as a managing director at Oaktree analyzing and monitoring substantial investment positions gained through his work in private equity enables him to provide the Board with valuable insights.

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Service as a director at several public companies throughout the years has provided him with leadership experience and valuable insights and perspectives on the challenges facing public companies and particularly financial institutions that benefits the Board.

Roberto R. Herencia, 54

Director and Chairman of the Board since October 2011. President and CEO of BXM Holdings, a fund specializing in community bank investments, since October 2010. Between 2009 and 2010, President and CEO of Midwest Banc Holdings, Inc. and Midwest Bank and Trust. On August 20, 2010, Midwest Banc Holdings, Inc. filed a voluntary petition in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code, which resulted in an order confirming liquidation on June 1, 2011. Previously, spent 17 years with Popular Inc. as its Executive Vice President and as President of Banco Popular North America. Prior to joining Popular, Mr. Herencia spent 10 years with The First National Bank of Chicago (now J.P. Morgan Chase) in a variety of roles, including Deputy Senior Credit Officer and Head of the Emerging Markets Division. He has been an independent director and the chairman of the board of the Metropolitan Bank Group and its subsidiary bank, North Community Bank, since June 2013. He has been an independent director of SKBHC Holdings LLC, and its subsidiary, Starbuck Bancshares, Inc., both bank holding companies based in Seattle, Washington; and as a director of American West Bank a Washington state non-member bank, and the First National Bank of Starbuck, both subsidiaries of Starbuck Bancshares, since 2010. Mr. Herencia was appointed in 2011 by President Obama to serve on the Overseas Private Investment Corporation’s (OPIC) Board of Directors and was renominated in April 2013. Mr. Herencia is a Trustee of the Museum of Science and Industry in Chicago, DePaul University, and Northwestern Memorial Foundation in Chicago. He serves on the Board of Directors of Junior Achievement of Chicago, the Navy Pier Corporation in Chicago, and Operation Hope in Los Angeles. Between 2003 and 2007, Mr. Herencia was a member of the Board of Directors of The ServiceMaster Company LLC, a public corporation, where he served as Chairman of its Audit and Finance Committee.

Director Qualifications:

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Mr. Herencia is a financial services industry executive, consultant and leader with 31 years of broad experience in all aspects of community banking in the U.S. which provides the Board with valuable insight in the areas of leadership, strategic planning, and relationship banking.

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Mr. Herencia’s vast experience in the financial institutions industry, as evidenced by his positions as CEO of a community bank that was publicly held while he was CEO, head of emerging markets at a major domestic and international bank and consultant to regulators, community banks and private equity investors has provided him with extensive experience in complex and distressed turnaround efforts, mergers, and acquisitions. This experience benefits the Board’s ability to assess issues relating to regulatory compliance and risk management.

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Mr. Herencia’s experience and designation as financial expert and chairman of the audit committee of a publicly traded company and his role in various other audit committees of private and public companies enhance the Board’s understanding of complex financial matters and provide the Board with access to an individual with significant experience in governance.

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Corporate business knowledge, leadership abilities, and risk management capabilities obtained from Mr. Herencia’s experience as President and CEO enhances the Board’s understanding of the responsibilities and challenges of public companies.

David I. Matson, 69

Director of the Board since September 2013. Mr. Matson is a former bank executive with nearly forty years of banking experience. Mr. Matson entered the banking sector as a vice president and area manager at a Wells Fargo leasing subsidiary. In 1976, Mr. Matson joined Union Bank and served in increasingly senior roles within that organization until his retirement in 2010. During his tenure at Union Bank, Mr. Matson served in a variety of management roles across the institution, including senior loan and credit officer; controller; senior vice president of investment and merchant banking; senior vice president of institutional and deposit markets; executive vice president and director of Union Bank’s finance group; chief financial officer of the holding company and its branch (Union Bank); and ultimately as its vice chairman and chief financial officer. Since 2010, Mr. Matson has served as an independent director of SKBHC Holdings LLC, and its subsidiary, Starbuck Bancshares, Inc., both bank holding companies based in Seattle, Washington; and as a director of American West Bank a Washington state non-member bank, and the First National Bank of Starbuck, both subsidiaries of Starbuck Bancshares.

Director Qualifications:

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Mr. Matson is a financial services industry executive with over 38 years of experience in a wide variety of management roles requiring risk management and financial expertise which provides the Board with valuable insight in the financial services industry and in the areas of leadership, risk management and financial reporting.

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Mr. Matson’s extensive experience overseeing risk management functions at Union Bank enables him to assist the Corporation in ensuring that it is properly identifying, measuring, monitoring, reporting, analyzing and controlling or mitigating risk.

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As vice chairman and chief financial officer of Union Bank’s finance group, Mr. Matson brings to the Board valuable insight with respect to finance operations, including corporate tax, strategic and financial planning, corporate development, mergers & acquisitions, and treasury functions.

José Menéndez-Cortada, 66

Director of the Corporation since April 2004. Served as Chairman of the Board from September 2009 to October 2011. Served as Lead Independent Director from February 2006 to September 2009. Of Counsel to Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, a full service firm specializing in Commercial, Real Estate and Construction Law. Director and Vice President at Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, PSC in charge of the corporate and tax divisions until 2009; joined the firm in 1977. Tax Manager at PriceWaterhouse Coopers, LLP until 1976. Counsel to the Board of Bermudez, Longo, Díaz-Masso, LLC since 1985, director of Tasis Dorado School since 2002, director of the Homebuilders Association of Puerto Rico from 2002 to November 2011, trustee of the Luis A. Ferré Foundation, Inc. (Ponce Art Museum) since 2002 and chairman of the audit committee of that foundation since 2009.

Director Qualifications:

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Leadership and director experience attained from having held multiple positions, including Director of the Homebuilders Association of Puerto Rico, trustee of the Luis A. Ferre Foundation, Inc., and Lead Independent Director and past Chairman of First BanCorp., enables him to assist the Board with its oversight responsibilities.

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Extensive legal, taxation, accounting and business acumen obtained from positions held at Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, PSC, PriceWaterhouseCoopers, LLP and Bermudez, Longo, Díaz-Masso, LLC enhances the Board’s understanding of complex legal, tax, accounting and business issues.

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Knowledge of the construction and development industry obtained as Director of the Homebuilder’s Association and Bermudez, Longo, Díaz-Masso, LLC and as partner at Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, PSC provides valuable insight regarding the construction industry.

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Audit committee experience acquired from serving as trustee and co-chairman of the Audit Committee of the Luis A. Ferré Foundation, Inc. (Ponce Museum) enhances the oversight role played by the Corporation’s audit committee.

Fernando Rodríguez-Amaro, 65

Director of the Corporation since November 2005. Managing Partner and Partner in the Audit and Accounting Division of RSM ROC & Company since 1980, and prior thereto, Audit Manager with Arthur Andersen & Co. from June 1971 to October 1980. Worked with clients in the banking, insurance, manufacturing, construction, government, advertising, radio broadcasting and services industries. Certified Public Accountant,

Certified Fraud Examiner, Certified Valuation Analyst, Certified in Financial Forensics, and Charter Global Management Accountant. Member of the Board of Trustees of Sacred Heart University of Puerto Rico since August 2003, serving as member of the Executive Committee and Chairman of the Audit Committee since 2004. Member of the Board of Trustees of Colegio Puertorriqueño de Niñas since 1996, and also as a member of the Board of Directors from 1998 to 2004 and since late 2008.

Director Qualifications:

•	Extensive background in accounting, audit, fraud examination and financial forensics obtained over 42 years provides the Board with a comprehensive understanding of financial matters.

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Extensive experience in financial reporting, regulatory compliance and risk management gained as the managing partner and partner in charge of the audit and accounting division of RSM ROC & Company and audit manager with Arthur Andersen & Co. enhances the Board’s understanding of accounting, financial reporting and risk management.

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Knowledge of multiple industries, including banking, insurance, manufacturing, construction, government, advertising, radio broadcasting and services industries, obtained from clients served at Arthur Andersen and RSM ROC & Company assists the Board in understanding business challenges.

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Leadership experience obtained from director positions held at the Sacred Heart University of Puerto Rico, Colegio Puertorriqueño de Niñas and Proyecto de Niños de Nueva Esperanza enhances the Board’s oversight functions.

Required Vote

To be elected, each director must receive the affirmative vote of a majority of the outstanding shares represented in person or by proxy at the meeting and entitled to vote on the election of directors.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH DIRECTOR NOMINEE.

Information About Executive Officers Who Are Not Directors

The executive officers of the Corporation and FirstBank, other than our President and Chief Executive Officer, are listed below. The Corporation’s By-laws provide that each officer shall be elected annually at the first meeting of the Board after the annual meeting of stockholders and that each officer shall hold office until his or her successor has been duly elected and qualified or until his or her death, resignation or removal from office.

Orlando Berges-González, 56

Executive Vice President and Chief Financial Officer

Executive Vice President and Chief Financial Officer of the Corporation since August 1, 2009. Over 30 years of experience in the financial, administration, public accounting and business sectors. Mr. Berges-González served as Executive Vice President of Administration of Banco Popular de Puerto Rico from May 2004 until May 2009, where he was responsible for supervising the finance, operations, real estate, and administration functions in both the Puerto Rico and U.S. markets. Executive Vice President and Chief Financial, Operations and Administration Officer of Banco Popular North America from January 1998 to September 2001, and as Regional Manager of a branch network of Banco Popular de Puerto Rico from October 2001 to April 2004. Mr. Berges-González is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and of the Puerto Rico Society of Certified Public Accountants. Director of First Leasing and Rental Corporation, First Federal Finance Corporation d/b/a Money Express, FirstMortgage, FirstBank Overseas Corp., First Insurance Agency, Inc., First Express, Inc., FirstBank Puerto Rico Securities Corp., First Management of Puerto Rico, and FirstBank Insurance Agency, Inc.

Calixto García-Vélez, 46

Executive Vice President, Florida Region Executive

Executive Vice President and FirstBank Florida Regional Executive since March 2009. Before that, President and CEO of Doral Bank, EVP and President of the Consumer Banking Division of Doral Financial Corp in Puerto Rico and a member of Doral Bank’s Board of Directors from September 2006 to November 2008. President of West Division of Citibank, N.A., responsible for the Bank’s businesses in California and Nevada from 2005 to August 2006. From 2003 to 2006, Business Manager for Citibank’s South Division where he was responsible for Florida, Texas, Washington, D.C., Virginia, Maryland and Puerto Rico. President of Citibank, Florida and board member of Citibank F.S.B. and Citibank West, F.S.B. from 1999 to 2003.

Ginoris López-Lay, 45

Executive Vice President and Retail & Business Banking Director

Executive Vice President of Retail and Business Banking since March 2010, responsible for the PR Retail Banking and Business Banking business. Joined First BanCorp in 2006 as Senior Vice President, leading the Retail Financial Services Division and establishing the Strategic Planning Department. Senior Vice President and Manager of the Strategic Planning and Marketing Division of Banco Popular Puerto Rico from 1996 to 2005. Other positions at Banco Popular, after joining in 1989, included Vice President of Strategic Planning and Financial Analyst of the Finance and Strategic Planning Group. Member of the Board of Directors (since 2001) and Vice Chairman (since 2005) of the Center for the New Economy, a Puerto Rico nonpartisan institution which focuses on independent research and policy proposals on issues of economic growth and development, and advisor to the Board of Trustees of the Sacred Heart University from 2003 to 2004. Member of the advisory committee of the Governor, dealing with financing alternatives for small and medium sized businesses from 2011 through 2012. In 2012 was appointed to the advisory board of ComPRmetidos, a public-private partnership focused on leveraging the knowledge and connections of successful Puerto Ricans abroad in order to catalyze business opportunities to support economic development and industry competitiveness in Puerto Rico and in 2013 was appointed to the advisory Board of MMM, a company that provides health plan benefits to Medicare recipients.

Emilio Martinó-Valdés, 63

Executive Vice President and Chief Lending Officer

Executive Vice President and Chief Lending Officer of FirstBank since October 2005. Senior Vice President and Credit Risk Manager of FirstBank from June 2002 to October 2005. Staff Credit Executive for FirstBank’s Corporate and Commercial Banking business components since November 2004. First Senior Vice President of Banco Santander Puerto Rico; Director for Credit Administration, Workout and Loan Review, from 1997 to 2002. Senior Vice President for Risk Area in charge of workout, credit administration, and portfolio assessment for Banco Santander Puerto Rico from 1996 to 1997. Deputy Country Senior Credit Officer for Chase Manhattan Bank Puerto Rico from 1986 to 1991. Director of First Mortgage, Inc. since October 2009.

T. Michael McDonald, 52

Executive Vice President and Business Group Executive

Executive Vice President and Business Group Executive since September 2012. Mr. McDonald has a 28-year career in various senior executive roles within the financial services industry, including roles in the asset management, investment banking and commercial banking sectors. Prior to joining the Corporation, Mr. McDonald served as President and CEO of Popular Securities from 2007 until September 2012 and as Senior Vice President of Corporate Finance and Advisory Services of Banco Popular from 2003 to 2007. Mr. McDonald also served as Co-Head of Investment Banking at Citibank, N.A./Salomon Smith Barney from 1992 to 2003; as Director of Corporate Finance in Shawmut National Corporation in Boston, Massachusetts from 1988 to 1992; as Corporate Lending Officer—Latin America Division in The Chase Manhattan Bank, N.A in Puerto Rico from 1983 to 1986. Mr. McDonald is a FINRA-registered Series 24 general securities principal and holds the Series 7 securities license. Mr. McDonald is a Board Member and Treasurer of Make-A-Wish Foundation.

Lawrence Odell, 65

Executive Vice President, General Counsel and Secretary

Executive Vice President, General Counsel and Secretary since February 2006. Senior Partner at Martínez Odell & Calabria from 1979 until March 31, 2012. Over 31 years of experience in specialized legal issues related to banking, corporate finance and international corporate transactions. Served as Secretary of the Board of Pepsi-Cola Puerto Rico, Inc. from 1992 to 1997. Served as Secretary to the Board of Directors of BAESA, S.A. from 1992 to 1997. Director of FirstBank Puerto Rico Securities Corp. and First Management of Puerto Rico since March 2009.

Cassan Pancham, 53

Executive Vice President and Business Group Executive

Executive Vice President of FirstBank since October 2005. First Senior Vice President, Eastern Caribbean Region of FirstBank from October 2002 until October 2005. Director and President of FirstExpress, Inc. since 2005. Director of FirstMortgage since February 2010. Director of FirstBank Puerto Rico Securities Corp. from August 2010 through October 2012. Director of First Insurance Agency, Inc. from 2005 through November 2012. Formerly Vice President and General Manager of JP Morgan Chase Eastern Caribbean Region Banking Group from 1999 through October 2002, held various other management positions in Chase Manhattan Bank Caribbean business unitsbeginning in 1985. Formerly a Member of the Governing Board of Directors of the Virgin Islands Port Authority from June 2007 and Chairman of the Board from January 2008 through January 2011.

Dacio A. Pasarell-Colón, 65

Executive Vice President and Chief Banking Operations Officer

Executive Vice President and Chief Banking Operations Officer since September 2002. Over 27 years of experience at Citibank N.A. in Puerto Rico, which included the following positions: Vice President, Retail Bank Manager, from 2000 to 2002; Vice President and Chief Financial Officer from 1998 to 2000; Vice President, Head of Operations in 1998; Vice President Mortgage and Automobile Financing; Product Manager, Latin America from 1996 to 1998; Vice President, Mortgage and Automobile Financing Product Manager for Puerto Rico from 1986 to 1996. President of Citiseguros PR, Inc. from 1998 to 2001. Chairman of Ponce General Corporation and Director of FirstBank Florida from April 2005 until July 2009.

Carlos Power Pietrantoni, 53

Executive Vice President and Consumer Lending Business Executive

Executive Vice President of Consumer Lending Business since April 2013, responsible for Consumer Banking, Auto/Leasing Finance, Collections and Money Express. Over 27 years of experience at FirstBank in Puerto Rico, which include the following positions: Senior Vice President and Consumer Lending Business Director from 2007 to 2013; Senior Vice President and President of FirstFederal Finance Corp. DBA Money Express from 2000 to 2007; Vice President of Auto Finance Operations from 1990 to 2000; Accounting Officer in Consumer Lending Business from 1986 to 1989. Director of FirstLeasing and Rental Corp., FirstFederal Finance Corp. DBA Money Express and FirstExpress.

Nayda Rivera-Batista, 40

Executive Vice President, Chief Risk Officer

Executive Vice President since January 2008. Senior Vice President and Chief Risk Officer since April 2006. Senior Vice President and General Auditor from July 2002 through April 2006. She is a Certified Public Accountant, Certified Internal Auditor and Certified in Financial Forensics. More than 15 years of combined work experience in public company, auditing, accounting, financial reporting, internal controls, corporate governance, risk management and regulatory compliance. Served as a member of the Board of Trustees of the Bayamón Central University from January 2005 through? January 2006. Director of FirstMortgage, FirstBank Overseas Corp., and FirstBank Puerto Rico Securities Corp since October 2009.

CORPORATE GOVERNANCE AND RELATED MATTERS

General

The following discussion summarizes various corporate governance matters including director independence, board and committee structure, function and composition, and governance charters, policies and procedures. The following policies, procedures and charters are available through our web site at www.firstbankpr.com, under “Investor Relations — Corporate Governance”: our Corporate Governance Guidelines and Principles; the charters of the Audit Committee, the Compensation and Benefits Committee (or the “Compensation Committee”), the Corporate Governance and Nominating Committee, the Credit Committee, the Asset/Liability Committee, the Compliance Committee and the Risk Committee; the Corporation’s Code of Ethical Conduct and the Corporation’s Code of Ethics for CEO and Senior Financial Officers; and the Independence Principles for Directors. Our stockholders may obtain printed copies of these documents by writing to Lawrence Odell, Secretary of the Board, at First BanCorp., 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908.

Code of Ethics

Our Code of Ethics for CEO and Senior Financial Officers (the “Code”) states the principles to which senior financial officers must adhere in order to act in a manner consistent with the highest moral and ethical standards. The Code imposes a duty to avoid conflicts of interest and comply with the laws and regulations that apply to the Corporation and its subsidiaries, among other matters. The Code applies to each officer of the Corporation or its affiliates having any or all of the following responsibilities and/or authority, regardless of formal title: the president, the chief executive officer, the chief financial officer, the chief accounting officer, the controller, the treasurer, the tax manager, the general counsel, the general auditor, any assistant general counsel responsible for finance matters, any assistant controller and any regional or business unit financial officer. Only the Board or the Audit Committee may grant waivers from compliance with this Code. Any waiver of any part of the Code will be promptly disclosed to stockholders on our website at www.firstbankpr.com. Neither the Board nor the Audit Committee received any requests for waivers under the Code in 2013 or through April 17, 2014.

Our Code of Ethical Conduct, which applies to all employees and Directors of the Corporation and all of its subsidiaries, is designed to maintain a high ethical culture in the Corporation. The Code of Ethical Conduct addresses, among other matters, conflicts of interest, operational norms and confidentiality of our and our customers’ information.

Independence of the Board of Directors and Director Nominees

The Board annually evaluates the independence of its members based on the criteria for determining independence identified by the New York Stock Exchange (“NYSE”), the SEC and our Independence Principles for Directors. Our Corporate Governance Guidelines and Principles requires that a majority of the Board be composed of directors who meet the requirements for independence established in our Independence Principles for Directors, which incorporate the independence requirements established by the NYSE and the SEC. The Board has concluded that the Corporation has a majority of independent directors. The Board has determined that Messrs. Robert Gormley, Thomas M. Hagerty, Michael P. Harmon, Roberto R. Herencia, Fernando Rodríguez-Amaro, David I. Matson and José Menéndez-Cortada are independent under the Independence Principles for Directors, taking into account the matters discussed under “Certain Transactions and Related Person Transactions.” Mr. Aurelio Alemán-Bermúdez, our President and Chief Executive Officer, is not considered to be independent as he is a management Board member. The independent directors meet in executive sessions without management present following regularly scheduled Board meetings.

Board Leadership Structure

We currently have an independent chairman separate from the chief executive officer. The Board believes it is important to maintain flexibility in its board leadership structure and has had in place different leadership structures over the past few years, depending on our needs at the time. Nevertheless, the Board firmly supports having an independent director in a board leadership position at all times. Accordingly, our Board adopted corporate policies that provide that, if we do not have an independent chairman, the Board must elect a lead independent director, having similar duties to an independent chairman, including leading the executive sessions of the non-management directors at Board meetings. At this time, our chairman provides independent leadership of the Board. Having an independent chairman or lead director enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The independent chairman or lead director also serves as a liaison between the Board and senior management. Our Board has determined that the current structure, an independent chair separate from the chief executive officer, is the most appropriate structure at this time.

Board’s Role in Risk Oversight

The Board oversees our enterprise risk management framework through the Risk Committee, Audit Committee, Credit Committee, Asset/Liability Committee, Compliance Committee, and Compensation and Benefits Committee. Each one of the Board designated committees has a distinct charter and role within the governance and risk management hierarchy of the Corporation. The charters, which are posted on our website, define the roles and responsibilities of each committee’s members, including the responsibility for risk oversight, and specify relationships among the committees, the Board and management.

The newly created Risk Committee of the Corporation, which was established in September 2013, assists the Board in its oversight of the Corporation’s management of its company-wide risk management framework. The Committee’s role is one of oversight, recognizing that management is responsible for designing, implementing and maintaining an effective risk management framework. The Risk Committee’s duties and responsibilities are further detailed below.

The Board’s role is to oversee this effort, recognizing that management is responsible for executing our risk management policies. The Board has the ultimate responsibility for defining the Corporation’s risk tolerances. Senior management is responsible for implementing the Corporation’s risk management strategies in such a way as to appropriately limit the risks the Corporation takes and ensure that the Corporation’s employees comply with policies and procedures and all applicable laws and regulations. In performing this function, the Board receives periodic reports from the Board designated committees and different members of senior management.

Director Stock Ownership

The Board believes that appropriate stock ownership by directors further aligns their interests with those of our stockholders. Under our Director Stock Ownership Requirement Guidelines (the “Guidelines”), as amended effective February 7, 2013, non-management directors are expected to hold an investment position in our Common Stock having a market value equivalent to at least $150,000. Directors are required to achieve the ownership goal within three years after the Board’s adoption of the amended Guidelines or the director’s initial appointment to the Board, whichever is later. The Guidelines are administrated by the Corporate Governance and Nominating Committee of the Board. The Corporate Governance and Nominating Committee may recommend changes to the Guidelines to the Board, and the Board may at any time approve amendments or modifications to the Guidelines.

Communications with the Board

Stockholders or other interested parties who wish to communicate with the Board may do so by writing to the Chairman of the Board in care of the Office of the Corporate Secretary at the Corporation’s headquarters, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908 or by e-mail to directors@firstbankpr.com. Communications may also be made by contacting Lawrence Odell, Secretary of the Board, by e-mail at lawrence.odell@firstbankpr.com or by telephone at 787-729-8109. Concerns may also be communicated to the Board by calling the Hotline, also known as “Protejo lo de Uno”, at the toll-free telephone number 1-800-780-9526 or by email to thenetwork@firstbankpr.com. Communications relating to accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee. Depending upon the nature of other concerns, they may be referred to our Internal Audit Department, the Legal or Finance Department, or any other appropriate department. As they deem necessary or appropriate, the Chairman of the Board or the Chair of the Audit Committee may direct that certain concerns communicated to them be presented to the Audit Committee or the Board, or that such concerns receive special treatment, including through the retention of outside counsel or other outside advisors.

Board Meetings

The Board is responsible for directing and overseeing the business and affairs of the Corporation. The Board represents the Corporation’s stockholders and its primary purpose is to build long-term stockholder value. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Corporation and to act on matters that require Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The Board met twelve (12) times during fiscal year 2013. Each of the current members of the Board participated in at least 75% of the Board meetings held during fiscal year 2013 while such person was a director.

Board Attendance at Annual Meetings

While we have not adopted a formal policy with respect to directors’ attendance at annual meetings of stockholders, we encourage our directors to attend such meetings. Five of the current eight members of the Board, which include the director who joined the Board in September 2013, attended the 2013 Annual Meeting of Stockholders.

Board Committees

The Board has seven standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Asset/Liability Committee, the Credit Committee, the Compliance Committee and the Risk Committee. In addition, from time to time and as it deems appropriate, the Board may also establish ad-hoc committees, which are created for a specific purpose to focus on examining a particular subject or matter. These ad-hoc committees have a deadline by which they must complete their work, or expire. The members of the committees are appointed and removed by the Board, which also appoints a chair for each committee. The functions of the standing committees, their current members and the number of meetings held during 2013 are set forth below. Each of the current members of the Board participated in at least 75% of the aggregate of the total number of meetings held by the committees of the Board on which he/she served during fiscal year 2013 while such person was a member of such committees.

The following table sets forth the committees of the Board on which the current members of the Board serve:

Name of Director	Audit Committee	Compensation & Benefits	Corporate Governance & Nominating Committee	Asset/Liability Committee	Credit Committee	Compliance Committee	Risk Committee
Aurelio Alemán-Bermúdez				*	*
Robert T. Gormley	*		*	*	C		*
Thomas M . Hagerty			*
Michael P. Harmon		*
Roberto R. Herencia		C	C	C	*	*	*
David I. Matson				*			C
José Menéndez-Cortada	*	*	*		*	*
Fernando Rodríguez-Amaro	C	*				C	*
* = Member
C = Chair

Audit Committee

The Audit Committee charter provides that this Committee is to be composed of at least three outside directors who meet the independence criteria established by the NYSE, the SEC and our Independence Principles for Directors.

As set forth in the Audit Committee’s charter, the Audit Committee represents and assists the Board in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of our financial reporting to any governmental or regulatory body, stockholders, other users of our financial reports and the public; (ii) the performance of our internal audit function; (iii) our systems of internal control over financial reporting and disclosure controls and procedures; (iv) the qualifications, engagement, compensation, independence and performance of our independent auditors, their conduct of the annual audit of our financial statements, and their engagement to provide any other services; (v) our legal and regulatory compliance; (vi) the application of our related person transaction policy as established by the Board; (vii) the application of our codes of business conduct and ethics as established by management and the Board; and (viii) the preparation of the audit committee report required to be included in our annual proxy statement by the rules of the SEC.

Each member of the Audit Committee meets the applicable independence requirements and is financially literate, knowledgeable and qualified to review financial statements. The Board has determined that Mr. Fernando Rodríguez-Amaro is a financial expert, as defined by Item 407(d)(5) of Regulation S-K. For a brief description of Mr. Fernando Rodríguez-Amaro’s relevant experience, please refer to the “Information With Respect To Nominees Standing For Election As Directors And With Respect To Executive Officers Of The Corporation” section above. The Audit Committee met a total of twelve (12) times during fiscal year 2013.

Compensation and Benefits Committee

The Compensation Committee’s charter provides that the Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors. In addition, the members of the Committee must be independent as defined in Rule 16b-3 under the Exchange Act. Each member of the Committee meets the applicable independence requirements, including the enhanced independence requirements adopted by the NYSE as a result of the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee is responsible for the oversight of our compensation policies and practices, including the evaluation and recommendation to the Board of the salaries and incentive compensation programs of the executive officers and key employees of the Corporation. The Committee’s charter describes the following responsibilities and duties of the Committee, among others:

•	Review and approve the annual goals and objectives relevant to compensation of the CEO and other executive officers, as well as the various elements of the compensation paid to the executive officers.

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Evaluate the performance of the CEO and the other executive officers in light of the agreed upon goals and objectives and recommend to the Board for its approval the compensation level of the CEO and the other executive officers based on such evaluation.

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Establish and recommend to the Board for its approval the salaries, short-term incentive awards (including cash incentives) and long-term incentive awards (including equity-based incentive plans) of the CEO, the other executive officers and selected senior executives.

•	Evaluate and recommend to the Board for its approval severance arrangements and employment contracts for executive officers and selected senior executives.

•	Review and discuss with management the Corporation’s Compensation Discussion and Analysis disclosure for inclusion in the Corporation’s annual proxy statement.

•	Periodically review the operation of the Corporation’s overall compensation program for key employees and evaluate its effectiveness in promoting stockholder value and company objectives.

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During the period of the Corporation’s participation in the U.S. Treasury Department Troubled Asset Relief Program Capital Purchase Program ( “TARP”), the Committee shall take necessary actions to comply with any applicable laws, rules and regulations related to TARP, including, without limitation, to the completion of a certification that the Committee has completed a risk assessment of the Corporation’s compensation arrangements and including this certification in the Compensation Discussion and Analysis disclosure in the Corporation’s annual proxy statement.

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Select a compensation consultant, legal counsel or other advisor to the Committee only after taking into consideration all factors relevant to that person’s independence from management, including the following:

a.	the provision of other services to the Corporation by the person that employs the compensation consultant, legal counsel or other advisor;

b.	the amount of fees received from the Corporation by the person that employs the compensation consultant, legal counsel or other advisor, as a percentage of the total revenue of the person that employs the compensation consultant, legal counsel or other advisor;

c.	the policies and procedures of the person that employs the compensation consultant, legal counsel or other advisor that are designed to prevent conflicts of interest;

d.	any business or personal relationship of the compensation consultant, legal counsel or other advisor with a member of the Committee;

e.	any stock of the Corporation owned by the compensation consultant, legal counsel or other advisor; and

f.	any business or personal relationship of the compensation consultant, legal counsel, other advisor or the person employing the advisor with an executive officer of the Corporation.

•	Be responsible for the appointment, compensation and oversight of the work of any compensation consultant, independent legal counsel or other advisor retained by the Committee.

•	Carry out such other duties that may be delegated to it by the Board from time to time.

The Compensation Committee met a total of three (3) times during fiscal year 2013.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s charter provides that the Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE, the SEC and our Independence Principles for Directors. Each member of the Committee meets the applicable independence requirements.

The responsibilities and duties of the Committee include, among others, the following:

•	Annually review and make any appropriate recommendations to the Board for further developments and modifications to the corporate governance principles applicable to the Corporation.

•	Develop and recommend to the Board the criteria for Board membership.

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Identify, screen and review individuals qualified to serve as directors, consistent with qualifications or criteria approved by the Board (including evaluation of incumbent directors for potential re-nomination); and recommend to the Board candidates for: (i) nomination for election or re-election by the stockholders; and (ii) any Board vacancies that are to be filled by the Board.

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Review annually the relationships between directors, the Corporation and members of management and recommend to the Board whether each director qualifies as “independent” based on the criteria for determining independence identified by the NYSE, the SEC and our Independence Principles for Directors.

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As vacancies or new positions occur, recommend to the Board the appointment of members to the standing committees and the committee chairs and review annually the membership of the committees, taking account of both the desirability of periodic rotation of committee members and the benefits of continuity and experience in committee service.

•	Recommend to the Board on an annual basis, or as vacancies occur, one member of the Board to serve as Chairman (who also may be the chief executive officer).

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Evaluate and advise the Board whether the service by a director on the board of another company or a not-for-profit organization might impede the director’s ability to fulfill his or her responsibilities to the Corporation.

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Retain and terminate in its sole discretion outside consultants or search firms to advise the Committee regarding the identification and review of board candidates, including sole authority to approve such consultant’s or search firm’s fees, and other retention terms.

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Review annually our Insider Trading Policy to ensure continued compliance with applicable legal standards and corporate best practices. In connection with its annual review of the Insider Trading Policy, the Committee also reviews the list of executive officers subject to Section 16 of the Exchange Act, and the list of affiliates subject to the trading windows contained in the Policy.

•	Develop, with the assistance of management, programs for director orientation and continuing director education.

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Direct and oversee our executive succession plan, including succession planning for all executive officer positions and interim succession for the chief executive officer in the event of an unexpected occurrence.

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Consistent with the foregoing, take such actions as it deems necessary to encourage continuous improvement of, and foster adherence to, our corporate governance policies, procedures and practices at all levels and perform other corporate governance oversight functions as requested by the Board.

The Corporate Governance and Nominating Committee met a total of four (4) times during fiscal year 2013.

Identifying and Evaluating Nominees for Directors

The Board, acting through the Corporate Governance and Nominating Committee, is responsible for assembling for stockholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a board. The Corporate Governance and Nominating Committee regularly reviews the composition of the Board, its assessment of the Board’s performance, and the input of stockholders and other key constituencies. The Corporate Governance and Nominating Committee looks for certain characteristics common to all Board members, including integrity, strong professional reputation and record of achievement, constructive and collegial personal attributes, and the ability and commitment to devote sufficient time and energy to Board service. In addition, the Corporate Governance and Nominating Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills reflecting the broad set of challenges that the Board confronts. These individual qualities can include matters like experience in our industry, technical experience, leadership experience, and relevant geographical experience. In fulfilling these responsibilities regarding Board membership, the Board adopted the Policy Regarding Selection of Directors, which sets forth the Corporate Governance and Nominating Committee’s responsibility with respect to the identification and recommendation to the Board of qualified candidates for Board membership, which is to be based primarily on the criteria listed below as well as the extent to which the interplay of the candidate’s attributes with those of other Board members will yield a Board that is effective, collegial and responsive to the needs of the Corporation:

•	Judgment, character, integrity, expertise, skills and knowledge useful to the oversight of our business;

•	Diversity of viewpoints, backgrounds, experiences and other demographics; and

•	Business or other relevant experience.

The Corporate Governance and Nominating Committee does not have a specific diversity policy with respect to the director nomination process. Rather, the Committee considers diversity in the context of viewpoints, experience, skills, background and other demographics that could assist the Board in light of the Board’s composition at the time.

The Committee gives appropriate consideration to candidates for Board membership recommended by stockholders and evaluates such candidates in the same manner as candidates identified by the Committee. Candidate recommendations, along with the type of biographical information required for board nominees, should be submitted to the Corporate Secretary at First BanCorp., at P.O. Box 9146, San Juan, Puerto Rico 00908-0146.

The Committee may use outside consultants to assist in identifying candidates. Members of the Committee discuss and evaluate possible candidates in detail prior to recommending them to the Board. In January of 2012, the Corporate Governance and Nominating Committee engaged Spencer Stuart, one of the world’s leading executive search firms, to conduct a comprehensive director search and assist the committee in the identification and evaluation of potential candidates to the Board. Mr. Gormley and Mr. Matson were recommended for consideration as a director by Spencer Stuart.

The Committee is also responsible for initially assessing whether a candidate would be an “independent” director under the requirements for independence established by the NYSE and in our Independence Principles for Directors and applicable rules and regulations. The Board, taking into consideration the recommendations of the Committee, is responsible for selecting the nominees for election to the Board by the stockholders and for appointing directors to the Board to fill vacancies, with primary emphasis on the criteria set forth above. The Board, taking into consideration the assessment of the Committee, also makes a determination as to whether a nominee or appointee would be an independent director.

Asset/Liability Committee

The Asset/Liability Committee’s charter provides that that Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE, the SEC, and our Independence Principles for Directors, and also include our Chief Executive Officer, Chief Financial Officer, Treasurer and Chief Risk Officer. Each non-employee member of this Committee meets the applicable independence requirements.

Under the terms of its charter, the Asset/Liability Committee assists the Board in its oversight of the Corporation’s asset and liability management policies (the “ALM”) relating to (i) funds management, (ii) investment management, (iii) liquidity, (iv) interest rate risk management, and (v) the use of derivatives. In doing so, the Committee’s primary functions involve:

•	The establishment of a process to enable the identification, assessment, and management of risks that could affect the Corporation’s ALM;

•	The identification of the Corporation’s risk tolerance levels for yield maximization related to its ALM;

•	The evaluation of the adequacy, effectiveness and compliance with the Corporation’s risk management process related to the Corporation’s ALM, including management’s role in that process; and

•	The evaluation of the Corporation’s compliance with its risk management process related to the Corporation’s ALM.

The Asset/Liability Committee met a total of four (4) times during fiscal year 2013.

Credit Committee

The Credit Committee’s charter provides that this Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE, the SEC and our Independence Principles for Directors, and also include our Chief Executive Officer and the Chief Lending Officer. Each non-employee member of this Committee meets the applicable independence requirements.

Under the terms of its charter, the Credit Committee assists the Board in its oversight of the Corporation’s policies related to all aspects of the Corporation’s lending function, hereafter “Credit Management.” The purpose of the Committee is to review the quality of the Corporation’s credit portfolio and the trends affecting that portfolio; to oversee the effectiveness and administration of credit-related policies; to approve those loans as required by the lending authorities approved by the Board; and to report to the Board regarding Credit Management.

The Credit Committee met a total of fifteen (15) times during fiscal year 2013.

Compliance Committee

The Compliance Committee was established by the Board in June 2010 to assist the Board of the Bank in fulfilling its responsibility to ensure compliance by the Corporation and the Bank with the Consent Order entered into with the FDIC and the OCIF pursuant to which the Bank agreed to take certain actions designed to improve the financial condition of the Bank. In addition, the Committee assists the Board of the Corporation in fulfilling its responsibility with respect to compliance with the Written Agreement entered into with the Federal Reserve (the Consent Order and the Written Agreement are referred to jointly as the “Agreements”). Once the Agreements are terminated by the FDIC, OCIF and the FED, the Committee will cease to exist.

The Compliance Committee’s charter provides that the committee is to be composed of at least three directors who meet the independence criteria established by the NYSE, the SEC and our Independence Principles for Directors. Each member of this Committee meets the applicable independence requirements.

The responsibilities and duties of the Compliance Committee include, among others, the following:

•	Review and consider the approval of the action plan and timeline developed by management to comply with the Agreements;

•	Monitor the implementation of the action plans developed to comply with the Agreements and address the issues identified in the most recent examination reports; and

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Assure that all deliverables pursuant to the Agreements that require Board approval are presented timely to the Boards to comply with the required timeframes established in the Agreements and delivered to the FDIC, OCIF, and FED in a timely manner in compliance with the required timeframes established in the Agreements.

The Compliance Committee met a total of ten (10) times during fiscal year 2013.

Risk Committee

The Risk Committee was established by the Board in September 2013 to assist the Board in its oversight of the Corporation’s management of its company-wide risk management framework. The Risk Committee’s charter provides that this Committee shall be composed of at least three directors of the Board who meet the independence criteria established by the NYSE and our Independence Principles for Directors. In addition, it states that at least one member will qualify as a “risk expert” as such term is defined under applicable rules promulgated under Section 165 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee will consider the experience of the designated member with risk management expertise, including, for example, background in risk management or oversight applicable to the size and complexity of the organization’s activities, attitude toward risk, and leadership capabilities. Each member will have an understanding of risk management and expertise commensurate with the Corporation’s size, complexity and capital structure.

The responsibilities and duties of the Risk Committee include, among others, the following:

•	Review and recommend to the Board the articulation and establishment of the Corporation’s risk tolerance and risk appetite.

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Review and discuss management’s assessment of the Corporation’s aggregate enterprise-wide profile and the alignment of the Corporation’s risk profile with the Corporation’s strategic plan, goals and objectives.

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Review and approve the risk management infrastructure and the critical risk management policies adopted by the organization, including the charter of the Corporation’s Executive Risk Management Committee.

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Oversee the strategies, policies, procedures, and systems established by management (which, in some cases, may be subject to the review and approval by another committee of the Board) to identify, assess, measure, and manage the major risks facing the Corporation, which may include an overview of the Corporation’s credit risk, operational risk, compliance risk, interest rate risk, liquidity risk, market risk, reputational risk and capital and model risk.

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Oversee management’s activities with respect to capital planning, including stress testing and compliance with risk-based capital standards. Review and discuss with management the Corporation’s capital plan, regulatory capital ratios and internal capital adequacy assessment process.

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Oversee the governance of model risk though periodic review of the Corporation’s model risk profile and model validation schedule as well as reports covering the results of the validation of key models with discussions of key assumptions as appropriate.

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Receive reports from management and, if appropriate, other Board committees, discussing the Corporation’s policies and procedures regarding to the Corporation’s adherence to risk limits and its established risk tolerance and risk appetite or on selected risk topics as management or the Committee deems appropriate from time to time.

•	Establish guidelines for reporting and escalating risk issues. Discuss the guidelines with management to establish the risk reporting format, required content and frequency of collection and review.

•	Review and discuss with management risk assessments for new products and services.

•	Review and discuss with management significant regulatory reports of the Corporation and its subsidiaries related to the enterprise risks and remediation plans related to such enterprise risks.

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Review and assess the effectiveness of the company’s enterprise-wide risk assessment processes and recommend improvements, where appropriate; review and address, as appropriate, management’s corrective actions for deficiencies that arise with respect to the effectiveness of such programs.

•	Annually assess the Corporation’s institutional insurance programs.

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Meet periodically with other standing committees, including the Audit Committee, Credit Committee, Asset/Liability Committee and Corporate Governance and Nominating Committee on topics of common interest.

•	Together with the Asset/Liability Committee of the Board, review on an annual basis the Corporation’s Contingency Funding Plan and recommend to the Board its approval.

•	Meet, through one or more members, not less than annually with the Compensation Committee of the Board to assist that committee in its review of the Corporation’s compensation practices.

•	Ensure that the Corporation’s Chief Risk Officer has sufficient stature, authority, and seniority within the Corporation and is independent from individual business units within the Corporation.

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Review the appointment, performance, and replacement of the Chief Risk Officer, including through annual discussions with management with respect to the Chief Risk officer’s performance evaluations and changes to his/her compensation.

•	As determined by the Committee, meet in separate executive sessions.

The Risk Committee met a total of two (2) times during fiscal year 2013.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Board or the Audit Committee reviews all transactions and relationships in which the Corporation and any of its directors, director nominees, executive officers, security holders who are known to the Corporation to own of record or beneficially more than 5% of the Corporation’s Common Stock (“principal stockholder”) and any immediate family member of any of the foregoing persons (each, a “Related Person”) has an interest. Our Corporate Governance Guidelines and Principles and Code of Ethics for the CEO and Senior Financial Officers require our directors, executive officers and principal financial officers to report to the Board or the Audit Committee any situation that could be perceived as a conflict of interest. In addition, applicable law and regulations require that all loans or extensions of credit to executive officers and directors be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. Pursuant to Regulation O adopted by the Fed, any extension of credit to an executive officer, director, or principal stockholder, including any related interest of such persons (collectively an “Insider”), must be approved in advance by a majority of the Board, excluding the interested party, if such extension, when aggregated with all other loans or lines of credit to that Insider: (a) exceeds 5% of the Bank’s capital and unimpaired surplus or $25,000, whichever is greater, or (b) exceeds (in any case) $500,000.

The Corporation’s written Related Person Transaction Policy (the “Policy”) addresses the reporting, review and approval or ratification of transactions with Related Persons. The Policy is not designed to prohibit all related person transactions; rather, it is to provide for timely internal reporting and appropriate review, approval or rejection, oversight and public disclosure, when required, of such transactions.

For purposes of the Policy, a “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which the Corporation participates (whether or not the Corporation is a party), the amount involved exceeds $120,000, and a Related Person has a direct or indirect material interest in such transaction or arrangement. A Related Person’s interest in a transaction or arrangement is presumed material to such person unless it is clearly incidental in nature or has been determined in accordance with the Policy to be immaterial in nature. A transaction in which any subsidiary of the Corporation or any other company controlled by the Corporation participates shall be considered a transaction in which the Corporation participates.

Examples of related person transactions generally include sales, purchases or other transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished, and the borrowing and lending of funds, guarantees of loans or other undertakings and the employment by the Corporation of an immediate family member of a director, executive officer or principal stockholder or a change in the terms or conditions of employment of such an individual that is material to such individual. However, the Policy contains a list of categories of transactions that will not be considered related person transactions for purposes of the Policy given their nature, size and/or degree of significance to the Corporation and, therefore, need not be taken to the Audit Committee for their review and approval, ratification or rejection.

Any Related Person who intends to enter into a related person transaction is required to disclose that intention and all material facts with respect to such transaction to the General Counsel, and any officer or employee of the Corporation who intends to cause the Corporation to enter into any related person transaction must disclose that intention and all material facts with respect to the transaction to his or her superior, who is responsible for reporting such information to the General Counsel. The General Counsel is responsible for determining whether a transaction may meet the requirements of a related person transaction requiring review under the Policy, and, upon such determination, must report the material facts respecting the transaction and the Related Person’s interest in such transaction to the Audit Committee for its review and approval, ratification or rejection. Any related party transaction in which the General Counsel has a direct or indirect interest is evaluated directly by the Audit Committee.

If a member of the Audit Committee has an interest in a related person transaction and the number of Audit Committee members available to review and approve the transaction is less than two members after such committee member recuses himself or herself from consideration of the transaction, the transaction must instead be reviewed by an ad hoc committee of at least two independent directors designated by the Board. The Audit Committee may delegate to the Corporation’s chief executive officer, chief risk officer, and general counsel, acting collectively, its authority to review, approve or ratify specified related person transactions or categories of related person transactions when the Audit Committee determines that such action is warranted.

Annually, the Audit Committee must review any previously approved or ratified related person transaction that is continuing (unless the amount involved in the uncompleted portion of the transaction is less than $120,000) and determine, based on the then existing facts and circumstances, including the Corporation’s existing contractual or other obligations, if it is in the best interests of the Corporation to continue, modify or terminate the transaction.

The Audit Committee has the authority to (i) determine categories of related person transactions that are immaterial and not required to be individually reported to, reviewed by, and/or approved, ratified or rejected by the Audit Committee and (ii) approve in advance categories of related person transactions that need not be individually reported to, reviewed by, and/or approved, ratified or rejected by the Audit Committee but may instead be reported to and reviewed by the Audit Committee collectively on a periodic basis, which must be at least annually. The Audit Committee must notify the Board on a quarterly basis of all related person transactions considered by the Audit Committee.

In connection with considering a related person transaction, the Audit Committee (or its delegate), in its judgment, must consider in light of the relevant facts and circumstances whether or not the transaction is in, or not inconsistent with, the best interests of the Corporation.

During fiscal year 2013, certain Related Persons were customers of and had transactions with the Corporation and/or its subsidiaries. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time they were made for comparable transactions with persons not related to the Corporation, and did not involve more than the normal risk of collectability or present other unfavorable features.

During fiscal year 2013, the Corporation engaged, in the ordinary course of business, the legal services of Martínez Odell & Calabria. Mr. Lawrence Odell, General Counsel of the Corporation since February 2006, was a partner at Martínez Odell & Calabria (the “Law Firm”) until his resignation on March 31, 2012 at which time Mr. Odell entered into an Employment Agreement with the Corporation. Mr. Odell’s interest in the Law Firm as a partner is being liquidated over an extended period of time. For a brief description of Mr. Odell’s Amended and Restated Employment Agreement, please refer to the “Employment Contracts, Termination of Employment, and Change in Control Arrangements” section. The Corporation has engaged the Law Firm to be the corporate and regulatory counsel to it and FirstBank. During fiscal year 2013, the Corporation paid $1,721,123 to the Law Firm for its legal services.

Our investment agreements with THL and Oaktree, as amended in connection with the purchase by THL and Oaktree of certain shares of Common Stock sold to other investors in the Capital Raise, provide them with various rights. We filed a registration statement under the Securities Act of 1933, as amended, to register the offers and sales of the shares of Common Stock that we sold in the Capital Raise, which filing became effective on February 14, 2012. In addition, pursuant to these agreements, we reimbursed THL and Oaktree each $4 million for expenses each incurred in connection with the Capital Raise. As noted above, each of THL and Oaktree has the right to designate a person to serve on our Board for as long as each of them owns at least 25% of the number of shares each currently owns. Consistent with our agreements with THL and Oaktree, we appointed Mr. Herencia to serve as our Chairman of the Board and appointed Messrs. Hagerty and Harmon as directors. These agreements require us to use our best efforts to nominate two additional directors to the Board and require that a majority of our directors be either investor designees or independent directors with banking or related financial management expertise. Our investment agreements with THL and Oaktree also include certain indemnification provisions. Finally, we have agreed to permit each of THL and Oaktree to acquire additional shares of Common Stock in the following circumstances: (a) for as long as each of THL and Oaktree, as applicable, owns at least 25% of the number of shares of Common Stock that it acquired in the Capital Raise, each such investor will have the right to acquire from us at such time as we sell (i) any Common Stock or securities that are convertible into or exchangeable for Common Stock, or include a Common Stock component, an amount of securities up to the amount of the new securities required to maintain its percentage Common Stock-equivalent interest in us at the same level as it was before the issuance of those securities and (ii) any Common Stock or securities that are convertible into or exchangeable for Common Stock, or include a Common Stock component, to any investor to which we sold Common Stock in the Capital Raise an amount of securities up to the amount of new securities equal to the aggregate amount of new securities that we offer to sell to such other investor or its affiliates for the same price and on the same terms as such other offer or sale to such other investor or its affiliates and (b) for as long as each of THL and Oaktree, as applicable, owns in the aggregate at least as many shares of Common Stock as any other entity or group of affiliated entities, if we offer to sell to any entity or group of affiliated entities Common Stock or securities that are convertible into or exchangeable for Common Stock, or include a Common Stock component, that would cause that entity or group of affiliated entities to own more shares of Common Stock than THL or Oaktree, as applicable, we will offer to sell to each of THL and Oaktree, for the same price and on the same terms, a number of new securities such that THL or Oaktree, as applicable, will own an amount of shares of Common Stock, after giving effect to the conversion or exercise of such new securities into Common Stock, equal to the number of shares of Common Stock owned by such other entity or group of affiliated entities.

On August 16, 2013, THL, Oaktree and the U.S. Treasury completed a secondary offering of the Corporation’s common stock (the “Secondary Offering”). The U.S. Treasury sold 12 million shares of common stock, THL sold 8 million shares of common stock, and Oaktree sold 8 million shares of common stock. Subsequently, on September 11, 2013, the underwriters in the Secondary Offering exercised their option to purchase an additional 2.9 million shares of common stock from the selling stockholders (1,261,356 shares from the U.S. Treasury, 840,903 shares from THL and 840,904 shares from Oaktree). The Corporation did not receive any proceeds from the offering. Our directors, Thomas M. Hagerty and Michael P. Harmon, are managing directors of THL and Oaktree, respectively.

Our investment agreement with Wellington, pursuant to which it purchased from the Corporation shares of Common Stock having an aggregate purchase price of $69.8 million in the Capital Raise, provides it with certain rights. Pursuant to its agreement, we reimbursed Wellington approximately $68,000 for expenses it incurred in connection with the Capital Raise. Our investment agreement with Wellington also includes certain indemnification provisions. Finally, we also agreed to permit Wellington to acquire additional shares of Common Stock for as long as it owns at least 60% of the number of shares of Common Stock that it acquired in connection with the Capital Raise at such time as we sell any Common Stock or securities convertible into or exchangeable for Common Stock, or that include a Common Stock component, up to the amount of the new securities required to maintain its percentage Common Stock-equivalent interest in us at the same level as it was before the issuance of those securities. On March 14, 2012, the Corporation sold 115,787 shares of Common Stock to Wellington pursuant to this right.

In August 2013, Mr. Roberto Herencia purchased 30,000 shares of common stock in the Secondary Offering.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2013, the Compensation Committee consisted of directors Michael P. Harmon, Roberto R. Herencia, José Menéndez-Cortada, and Fernando Rodríguez-Amaro. During fiscal year 2013, no executive officer of the Corporation served on any board of directors or compensation committee of any entity whose board or management included any person who served on the Corporation’s Board or on the Corporation’s Compensation Committee.

COMPENSATION OF DIRECTORS

Non-management directors of the Corporation receive an annual retainer and compensation for attending meetings of the Board but not for attending meetings of the Board of Directors of the Bank. Directors who are also officers of the Corporation, FirstBank or any other subsidiary of the Corporation do not receive fees or other compensation for service on the Board, the Board of Directors of FirstBank, or the Board of Directors of any other subsidiary or any of their committees. Accordingly, Mr. Aurelio Alemán-Bermúdez, who was a director during fiscal year 2013, is not included in the table set forth below because he was an employee at the same time and, therefore, received no compensation for his services as a director.

The Compensation Committee periodically reviews market data in order to determine the appropriate level of compensation for maintaining a competitive director compensation structure necessary to attract and retain qualified candidates for board service. The most recent review was conducted by the Compensation Committee with the help of Frederick W. Cook & CO., Inc. (the “Review”) in 2012. The current compensation structure was approved by the Board in July 2012 based on the results of that Review.

Each director is paid fees for services as a Director in a total amount equal to $100,000 per year (such amount, the “Annual Fee”). Seventy five percent (75%) of the Annual Fee is paid in cash and twenty five percent (25%) in the form of an annual grant of restricted stock (the “Restricted Stock”) under the Corporation’s 2008 Omnibus Incentive Plan, as amended on December 9, 2011. The annual cash retainers are payable on a monthly basis over a twelve-month period. The annual equity grant of Restricted Stock is subject to a one-year vesting period. In addition, the Directors may receive additional compensation in the form of retainers depending upon the Board committees on which they serve, as follows:

•	$25,000 additional annual cash retainer for the Chair of the Audit Committee;

•	$20,000 additional annual cash retainer for the Chair of the Credit Committee;

•	$25,000 additional annual cash retainer for the Chair of the Risk Committee;

•	$5,000 additional annual cash retainer for the Chairs of the Compensation, Corporate Governance and Nominating, Asset/Liability and Compliance Committees; and

•	$5,000 additional annual cash retainer for each member, other than the Chair, of the Audit, Credit, and Risk Committees.

The Board also approved a reduction in the director stock ownership requirement from shares of Common Stock having a fair market value of at least $250,000 to shares of Common Stock having a fair market value of at least $150,000, which ownership must be attained within a three-year period from the later of February 7, 2013 or commencement of Board service.

On October 27, 2011, the Corporation and Mr. Herencia entered into a letter agreement pursuant to which Mr. Herencia receives an annual retainer of $400,000 for his services as the non-management chairman of the Board, including as chairman of the board of directors of the Corporation’s subsidiary bank, FirstBank Puerto Rico. As required in the letter agreement, Mr. Herencia received special compensation of $1.2 million (consisting of $600,000 paid as of June 30, 2013 and $600,000 paid as of December 31, 2013), which is reflected in the table below. In connection with the performance of his duties as non-management chairman, Mr. Herencia is entitled to reimbursement for certain expenses including costs related to office space and health insurance. Mr. Herencia’s compensation reflects his duties and responsibilities as non-management Chairman of the Board. Mr. Herencia does not receive any additional compensation for his duties and responsibilities as chairman of the Compensation, Corporate Governance & Nominating, and Asset/Liability Committees or for his duties and responsibilities as a member of the Credit, Risk and Compliance Committees. As non-management chairman of the Board, Mr. Herencia’s duties include serving as the liaison for the non-management directors with the executive officers, meeting with the Corporation’s executive officers and other members of management on a regular basis, including to ensure appropriate oversight of the Corporation’s business, meeting on a regular basis with regulators, handling all Board matters, including developing, with the input of management, the agenda for Board meetings, and leading executive sessions of and interfacing with the non-management directors. These duties and responsibilities, as well as his duties as chairman of three of the Corporation’s Board committees and membership on three other committees, are extensive and time-consuming.

The Corporation reimburses Board members for travel, lodging and other reasonable out-of-pocket expenses in connection with attendance at Board and committee meetings or performance of other services for the Corporation in their capacities as directors.

The following table sets forth all the compensation that the Corporation paid to non-management directors who served during fiscal year 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert T. Gormley	89,997	24,995	—	—	—	—	114,992
Thomas M. Hagerty	75,000	24,995	—	—	—	—	99,995
Michael P. Harmon	75,000	24,995	—	—	—	—	99,995
Roberto R. Herencia	1,600,000	24,995	—	—	—	—	1,624,995
David I. Matson(b)	24,999	25,000	—	—	—	—	49,999
José Menéndez-Cortada	96,246	24,995	—	—	—	—	121,241
Fernando Rodríguez-Amaro	106,251	24,995	—	—	—	—	131,246
José Rodríguez-Perelló(c)	14,167	—	—	—	—	—	14,167

(a)	Represents the payment of an annual grant of $25,000 payable in shares of restricted stock under the Corporation’s 2008 Omnibus Incentive Plan, as amended. As of December 31, 2013, our non-executive directors owned the following shares of restricted stock: Mr. Gormley, 3,703; Mr. Hagerty, 3,703; Mr. Harmon, 3,703; Mr. Herencia, 3,703; Mr. Matson, 4,562; Mr. Menéndez-Cortada, 3,703; and Mr. Rodríguez-Amaro, 3,703. As of March 5, 2013, Mr. Rodríguez-Perelló owned 7,485 shares of restricted stock, which were forfeited upon his resignation as a director of the Corporation.

(b)	Effective September 29, 2013, David I. Matson became a director of the Corporation.

(c)	Effective March 5, 2013, José Rodríguez-Perelló resigned as a director of the Corporation.

PROPOSAL NO. 2

NON-BINDING APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

Background of the Proposal

Section 111(e) of the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), imposes a number of requirements on financial institutions, such as the Corporation, which received an investment under TARP. ARRA requires recipients of

TARP financial assistance to seek a separate, non-binding stockholder vote to approve the compensation of the Named Executive Officers at each annual meeting of stockholders during the period in which any obligation arising from TARP financial assistance remains outstanding. Because this stockholder vote is advisory, it is not binding upon the Board or construed as overruling any decision by the Board. However, the Compensation Committee takes into account the outcome of the vote when considering future executive compensation arrangements. The Corporation’s overall executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding the Named Executive Officers’ compensation (together with the accompanying narrative disclosure) in this Proxy Statement. The Proxy Statement discloses all material information regarding the compensation of the Corporation’s Named Executive Officers so that stockholders can evaluate the Corporation’s approach to compensating its executives. The Corporation and the Compensation Committee continually monitor executive compensation programs in order to adopt changes that are consistent with the restrictions imposed on recipients of TARP financial assistance and that reflect best practices in the market, as well as general economic, regulatory and legislative developments affecting executive compensation. The Corporation’s compensation policies and procedures are designed to promote a performance-based culture by providing for higher pay for superior performance and align the interests of stockholders and executives by linking a substantial portion of compensation to the Corporation’s performance, without encouraging executives to take unnecessary and excessive risks. Although certain incentive payments are prohibited by TARP, the Corporation continues to seek to emphasize compensation arrangements that align the financial interests of our executives with the interests of long-term stockholders.

Effective April 1, 2013, the Board determined to increase the salary amounts paid to its named executive officers and certain other executive officers for fiscal year 2013 primarily by paying the increased salary amounts in the form of shares of the Corporation’s common stock, instead of cash. The base salary amounts in cash and Common Stock paid to the named executive officers is identified below.

Named Executive Officer	Base Salary Paid in Cash	Base Salary Paid in Common Stock	Total Base Salary
Aurelio Alemán-Bermúdez, President and Chief Executive Officer	$850,000	$500,000	$1,350,000
Orlando Berges-González, Executive Vice President and Chief Financial Officer	$600,000	$125,000	$725,000
Calixto García-Vélez, Executive Vice President	$486,000	$175,000	$661,000
Lawrence Odell, Executive Vice President, General Counsel and Secretary of the Board of Directors	$550,000	$75,000	$625,000
Cassan Pancham, Executive Vice President	$400,000	$150,000	$550,000

The determination to pay a portion of salary in shares of Common Stock was made as a result of the Board’s analysis of base salaries of executive officers in comparable positions at its peer companies.

Additionally, during fiscal year 2013, the Board approved grants under the First BanCorp. 2008 Omnibus Incentive Plan, as amended, of restricted stock to the named executive officers valued at the following amounts: Mr. Alemán-Bermúdez, $675,000; Orlando Berges-González, Executive Vice President and Chief Financial Officer, $362,000; Lawrence Odell, Executive Vice President, General Counsel and Secretary of the Board of Directors, $313,000; Cassan Pancham, Executive Vice President, $275,000; and Calixto Garcia-Velez, Executive Vice President, $331,000. These shares of restricted stock will vest as follows: fifty percent (50%) of the shares on the second anniversary date of the grant and the remaining fifty percent (50%) on the third anniversary date of the grant. Once initially vested, however, the shares are subject to transferability restrictions contingent on the repayment of TARP as required by the EESA, as amended by ARRA. The lifting of these transferability restrictions will be measured in 25% increments based on the sale by the U.S. Treasury of its Common Stock in amounts equal to at least 25% of the amount of the Corporation’s equity securities originally purchased by the U.S. Treasury. In granting these awards the Compensation Committee considered these repayment rules and their potential effect on the compensation paid to its Named Executive Officers as well as the compensation levels paid to peers.

This proposal, commonly known as a “Say on Pay” proposal, gives the Corporation’s stockholders the opportunity to vote on the Corporation’s executive compensation policies and procedures through the following resolution:

“RESOLVED, that the stockholders approve the overall executive compensation policies and procedures employed by the Corporation, as described in the Compensation Discussion and Analysis and the disclosures regarding the Named Executive Officers’ compensation provided in the various tables, and the accompanying narrative disclosures, included in this Proxy Statement for the 2013 Annual Meeting of Stockholders.”

At the 2013 Annual Meeting of Stockholders, the 2012 compensation of the Corporation’s Named Executive Officers was approved by approximately 80% of the votes cast. The Board and the Compensation Committee considered this approval rate in making the 2013 pay deliberations for the Named Executive Officers.

Required Vote

Approval of this Proposal No. 2 regarding executive compensation requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION POLICIES AND PROCEDURES EMPLOYED BY THE CORPORATION AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Background of the Proposal

The Audit Committee of the Board is required by law and applicable NYSE rules to be directly responsible for the appointment, compensation and retention of the Corporation’s independent registered public accounting firm. The Audit Committee selected the firm of KPMG LLP (“KPMG”) as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2014. While stockholder ratification is not required by the Corporation’s Restated Articles of Incorporation or otherwise, the Board is submitting the appointment of KPMG to the stockholders for ratification as part of good corporate governance practices. The Audit Committee will take into account the outcome of the vote in determining whether to appoint KPMG in the future. KPMG will be represented at the Annual Meeting and representatives will have the opportunity to make a statement, if they so desire, and also will be available to respond to appropriate questions.

Required Vote

Approval of this Proposal No. 3 regarding ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

AUDIT COMMITTEE REPORT

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Corporation for the fiscal year ended December 31, 2013 with management and KPMG LLP, the Corporation’s independent registered public accountants. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16. Finally, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Corporation is compatible with maintaining the auditors’ independence, and has discussed with the independent registered public accounting firm its independence from the Corporation and its management. These considerations and discussions, however, do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with generally accepted accounting principles in the United States or that the Corporation’s independent registered public accounting firm is in fact “independent.”

The members of the Audit Committee are not engaged professionally in rendering auditing or accounting services on behalf of the Corporation nor are they employees of the Corporation. The Audit Committee relies, without independent verification, on the information provided and on the representations made by management that the Corporation’s internal control over financial reporting is effective, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with generally accepted accounting principles in the United States. The Audit Committee also relies on the opinions of the independent registered public accounting firm on the consolidated financial statements and on the effectiveness of internal control over financial reporting.

Based on the Audit Committee’s consideration of the audited financial statements and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in its charter and those discussed above, the Committee recommended to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

This report is provided by the members of the Audit Committee:

Fernando Rodríguez-Amaro (Chairman)

Robert T. Gormley

José Menéndez-Cortada

AUDIT FEES

The total fees paid or accrued by the Corporation for professional services rendered by KPMG LLP for the year ended December 31, 2013 and December 31, 2012 were $2,342,185 and $2,078,053, respectively, distributed as follows:

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Audit Fees:    $2,292,185 for the audit of the financial statements and internal control over financial reporting for the year ended December 31, 2013 and $2,015,103 for the audit of the financial statements and internal control over financial reporting for the year ended December 31, 2012.

•	Audit-Related Fees: $50,000 in 2013 and 2012, accordingly for other audit-related fees, which consisted mainly of the audits of employee benefit plans.

•	Tax Fees: none in 2013 and 2012.

•	All Other Fees: $1,650 in 2013 and 2012 related to fees paid for access to an accounting and auditing electronic library.

The Audit Committee has established controls and procedures that require the pre-approval of all audit, audit-related and permissible non-audit services provided by the independent registered public accounting firm in order to ensure that the rendering of such services does not impair the auditor’s independence. The Audit Committee may delegate to one or more of its members the authority to pre-approve any audit, audit-related or permissible non-audit services, and the member to whom such delegation was made must report any pre-approval decisions at the next scheduled meeting of the Audit Committee. Under the pre-approval policy, audit services for the Corporation are negotiated annually. In the event that any additional audit services not included in the annual negotiation of services or any increases in the fees agreed in such negotiation are required by the Corporation, an amendment to the existing engagement letter or an additional proposed engagement letter is obtained from the independent registered public accounting firm and evaluated by the Audit Committee or the member(s) of the Audit Committee with authority to pre-approve such services.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (“CD&A”) describes the objectives of the Corporation’s executive compensation program, the process for determining executive officer compensation, and the elements of the compensation of the Corporation’s President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the next three highest paid executive officers of the Corporation (referred to throughout this proxy statement as the “Named Executive Officers”).

The executive compensation program is administered by the Compensation Committee. The Compensation Committee reviews and recommends to the Board the annual goals and performance objectives relevant to the CEO’s and other executive officers compensation. The Compensation Committee is also responsible for evaluating and recommending to the Board the amounts of base salaries, annual incentives and long-term equity incentive awards for the CEO and other Named Executive Officers, other executive vice presidents and other selected officers of the Corporation.

Executive Summary

The Corporation is a TARP participant and subject to certain executive compensation restrictions under EESA, as amended by ARRA, and the rules and regulations promulgated thereunder. On October 7, 2011, the U.S. Treasury converted 424,174 shares of the Corporation’s fixed rate, Cumulative Mandatorily Convertible Preferred Stock, Series G, into 32.9 million shares of Common Stock of the Corporation. The U.S. Treasury still owns Common Stock. The Corporation is subject to the executive compensation restrictions as long as the U.S. Treasury is a common stockholder.

All the Named Executive Officers were subject to the executive compensation restrictions in 2013. The Compensation Committee made changes to the Named Executive Officers’ compensation program in March 2013 to deliver a compensation package that complies with the executive compensation restrictions, and also serves the business objectives of the Corporation and is consistent with the Corporation’s compensation philosophy. The following changes to the compensation program were made:

•	Adjustments to cash amounts of base salary

•	Issuance of Common Stock in lieu of cash base salary (“salary stock”)

•	Grants of restricted stock.

As part of the executive compensation restrictions, restricted stock may not vest until the later of 1) repayment of funds loaned under TARP or 2) two years from the date of grant. Vesting may only occur in 25%

increments for repayment of TARP obligations. For example, a $6,000,000 repayment of a $1 million TARP obligation would result in the vesting of 50% of the awards. In developing the compensation program, the Compensation Committee considered these repayment rules and their potential effect on the compensation delivered to the Named Executive Officers.

The Compensation Committee also considered important factors in determining the compensation structure and individual compensation levels. These included Corporate performance, market competitiveness and the Named Executive Officer’s individual performance.

The Compensation Committee believed that these adjustments were critical to retaining our Named Executive Officers and ensuring continuity of a management team that has begun the critical task of improving the Corporation’s financial results and long-term profitability.

Executive Compensation Policy

The Corporation has in place an executive compensation structure designed to help attract, motivate, reward and retain highly qualified executives. The compensation program is designed to fairly reflect, in the judgment of the Compensation Committee, the Corporation’s performance, and the responsibilities and personal performance of the individual executives, while assuring that the compensation reflects principles of sound risk management and performance metrics consistent with long-term contributions to sustained profitability, as well as fidelity to expected values and conduct. To support those goals, the Corporation’s policy is to provide its Named Executive Officers with a competitive base salary, an annual incentive, a long-term equity incentive and other fringe benefits. The annual incentive and the long-term equity incentive, which are the variable components of total compensation, are based on specific performance metrics that may result in payouts that vary by participant. The annual incentive incorporates metrics that are tailored to an executive’s responsibilities and consider corporate, business unit/area and individual performance. The long-term incentive is driven by corporate performance.

In light of the Corporation’s TARP participation, the Corporation became subject to certain executive compensation restrictions under EESA, as amended by ARRA, and the rules and regulations promulgated thereunder, as well as under U.S. Treasury regulations and under the agreement pursuant to which the Corporation sold preferred stock to the U.S. Treasury.

Those restrictions apply to what the U.S. Treasury refers to as the Corporation’s senior executive officers, who are the named executive officers as defined under SEC regulations (the Named Executive Officers discussed in this proxy statement). Because of the Corporation’s participation in the TARP, the Corporation:

•

Must prohibit the payment or accrual of any bonus payments to the Corporation’s Named Executive Officers and the ten (10) next most highly-compensated employees (“MHCEs”), except for (a) long-term restricted stock if it satisfies the following requirements: (i) the value of the grant may not exceed one-third of the amount of the employee’s annual compensation calculated in the fiscal year in which the compensation is granted, (ii) no portion of the grant may vest before two years after the grant date and (iii) the grant must be subject to a further restriction on transfer or payment in accordance with the repayment of TARP funds; or (b) bonus payments required to be paid pursuant to written employment agreements executed on or before February 11, 2009.

•	Cannot make any “golden parachute payments” to its Named Executive Officers or the next five MHCEs.

•

Must require that any bonus, incentive and retention payments made to the Named Executive Officers and the next 20 MHCEs are subject to recovery if based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate.

•	Must prohibit any compensation plan that would encourage manipulation of reported earnings.

•	At least every six months, must discuss, evaluate and review with the senior risk officers any risks (including long-term and short-term risks) that could threaten the value of the Corporation.

•

Must make annual disclosures to the U.S. Treasury of, among other information, perquisites whose total value during the year exceeds $25,000 for any of the Named Executive Officers or the next ten (10) MHCEs and provide a narrative description of the amount and nature of those perquisites, and a justification for offering them.

TARP Related Actions — Amendments to Executive Compensation Program

As required by ARRA, a number of amendments were made to our executive compensation program; these are:

•	Bonuses and other incentive payments to Named Executive Officers and the next ten (10) MHCEs have been prohibited during the TARP period.

•

Employment agreements were amended to provide that benefits to the executives shall be construed and interpreted at all times that the U.S. Treasury maintains any debt or equity investment in the Corporation in a manner consistent with EESA and ARRA, and all such agreements shall be deemed to have been amended as determined by the Corporation so as to comply with the restrictions imposed by EESA and ARRA.

•	The change of control provisions previously applicable to Named Executive Officers and the next five (5) MHCEs have been suspended during the TARP period.

•

A recovery or “clawback” acknowledgment has been signed by the Named Executive Officers and the next twenty (20) MHCEs under which they acknowledge, understand and agree to the return of any bonus payment or awards made during the TARP period based upon materially inaccurate financial statements or performance metrics.

Once the U.S. Treasury is no longer a security holder, the Corporation anticipates a complete re-evaluation of base salaries and annual and long-term incentive programs to ensure that they align strategically with the needs of the business and the competitive market at that time.

Pay for Performance

The Corporation has a performance-oriented executive compensation program that is designed to support its corporate strategic goals, including earnings growth and stockholder value appreciation. The compensation structure reflects the belief that executive compensation must, to a large extent be at risk, so that the amount earned depends on achieving rigorous corporate, business unit and individual performance objectives designed to enhance stockholder value. Given TARP restrictions, the Corporation’s ability to pay certain performance incentives is limited. Specifically, the restrictions prohibit the payment of bonuses, retention awards and incentive compensation, other than limited amounts of long-term restricted stock. Nevertheless, despite our being subject to TARP restrictions, we continue to strive to align pay and performance within these guidelines. For example, the process of establishing annual goals for our Named Executive Officers and measuring against those goals is still maintained although no bonus payments are paid as a result of goal achievement. Our programs and pay decisions are designed to focus our Named Executive Officers on certain strategic value levers established by the Corporation, while aligning their interests with those of our stockholders through stock-based compensation.

Market Competitiveness

Historically, the Corporation has targeted total compensation, including base salaries, annual target incentive opportunities, and long-term target incentive opportunities, including equity-based incentives, at the 75th percentile of compensation paid by publicly-held peer companies. In 2013, the Compensation Committee, with the assistance of its compensation consultant, performed an analysis of the Corporation’s executive compensation structure and determined to target base salaries at the median of the base salaries paid by publicly-held peer companies, while targeting the incentive opportunities, including the annual and long-term target incentives at the 75th percentile. While the philosophy is to set compensation at the above percentiles of compensation paid by publicly-held peer companies, the Corporation will also assess competitive or recruiting pressures in the market for executive talent. These pressures potentially may threaten the ability to attract and retain key executives. The Board will exercise its discretion in adjusting compensation targets as necessary and appropriate to attract and retain executive talent.

The Compensation Committee does not have a stated policy regarding the ratio of compensation paid to the CEO relative to the other Named Executive Officers or other employees. In making pay determinations, the Committee considers the level and mix of compensation paid to the Named Executive Officers relative to the Committee’s compensation philosophy, the data provided by its compensation consultant and factors such as the executive’s experience, responsibilities, and performance. For example, the CEO is our highest paid executive officer due to these factors. We will continue to monitor market competitive levels and, if permissible under our agreement with the U.S. Treasury, the Compensation Committee will make adjustments as appropriate to align executive officer pay with our stated pay philosophy and desire to drive a strong performance oriented culture. In light of the constraints we and some of our peers face under TARP-related restrictions, we believe the market will continue to change quickly and we will monitor these changes to ensure our program allows us to continue to attract and retain top talent and reward for strong performance and value creation.

Compensation Review Process

The Compensation Committee typically reviews and recommends to the Board the base salaries, short-term incentive awards and long-term incentive awards of the CEO, the Named Executive Officers, and other selected senior executives in the first quarter of each year based on an evaluation of compensation paid by peers and the Corporation’s performance results for the preceding year. The Corporation’s President and CEO, following the compensation structure approved by the Board, makes recommendations concerning the amount of compensation to be awarded to executive officers, excluding himself. The CEO does not participate in the Compensation Committee’s deliberations or decisions. The Compensation Committee reviews and considers his recommendations and makes a final determination. In making its determinations, the Compensation Committee reviews the Corporation’s performance as a whole and the performance of an executive as it relates to the accomplishment of the goals and performance objectives set forth for the executive for the year, together with any such goals that have been established for the relevant lines of business of the Corporation.

Role of the Compensation Consultant

The role of the outside compensation consultant is to assist the Compensation Committee in analyzing executive pay packages and contracts, perform executive and director compensation reviews including market competitive assessments, and develop executive and director compensation recommendations for the Compensation Committee’s consideration. The compensation consultant communicates directly and is available to participate in executive sessions with the Compensation Committee. In that regard, a representative of the executive compensation consultant attends selected meetings of the Compensation Committee during which the representative assists the Compensation Committee in making specific executive compensation decisions. In February 2013, the Compensation Committee retained Pearl Meyer & Partners (“PM&P”) as its new executive compensation consultant.

PM&P reports directly to the Compensation Committee and does not provide any other services to the Corporation. The Compensation Committee has analyzed whether the work of PM&P as a compensation consultant has raised any conflict of interest, taking into consideration the following factors, among others: (i) the provision of other services to the Company by PM&P; (ii) the amount of fees from the Company paid to PM&P as a percentage of PM&P’s total revenue; (iii) PM&P’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of PM&P or the individual compensation advisors employed by PM&P with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by PM&P or the individual compensation advisors employed by PM&P. The Compensation Committee has determined, based on its analysis of the above factors, among others, that the work of PM&P and the individual compensation advisors employed by PM&P as compensation consultants to the Compensation Committee has not created any conflict of interest.

Benchmarking and Compensation Analysis

During the first months of 2013, PM&P reviewed the results of surveys of executive compensation practices to provide representative market information in evaluating the competitiveness of the Corporation’s then current compensation structure and assisted the Corporation in identifying a peer group for a comprehensive analysis that compared publicly-available financial results and compensation data for a group of publicly-held peer companies. The companies were selected based on similar distinguishing criteria, including, but not limited to, a common industry, market capitalization, and business mix. The majority of the peers are focused on commercial and consumer/retail banking, and have similar head count and financial and geographic criteria. The Compensation Committee will evaluate the peer group periodically, with PM&P’s assistance, to assure that the identified peers remain pertinent to the Corporation.

The peer group for fiscal year 2013, which is composed of U.S. and Puerto Rico regional banks and thrift and mortgage finance companies with total 2012 year-end assets of between $8.9 and $36.5 billion, was as follows:

Popular Inc	BOK Financial Corp
Associated Banc-Corp	City National Corp
First Citizens BancShares Inc	TCF Financial Corp
Astoria Financial Corp	Valley National Bancorp
BancorpSouth Inc.	Doral Financial Corp
Cullen/Frost Bankers Inc	Susquehanna Bancshares Inc
Prosperity Bancshares Inc	F.N.B. Corp
Trustmark Corp	Oriental Financial Group Inc
Hancock Holding Co

PM&P’s analysis of the competitiveness of the Corporation’s executive compensation showed that the Named Executive Officers’ compensation was below market based compensation levels of the peer group. The Compensation Committee considered this information in its March 2013 decision to change the Named Executive Officers’ base salaries, including by granting salary stock, and awarding restricted stock. The Compensation Committee believed that these adjustments were critical to retaining our Named Executive Officers and ensuring continuity of a management team that has been working on the critical task of improving the Corporation’s financial results and long-term profitability. The Compensation Committee will periodically assess the competitiveness of its executive compensation structure through internal research and external studies conducted by its independent compensation consultant.

Effective April 1, 2013, the Board determined to increase the salary amounts paid to certain Named Executive Officers for fiscal year 2013 primarily by paying the increased salary amounts in the form of shares of Common Stock, instead of cash. The base salary amounts in cash and Common Stock paid to the following Named Executive Officers for fiscal year 2013 were: Mr. Alemán-Bermúdez, President and Chief Executive Officer, $850,000 and $500,000, respectively; Orlando Berges-González, Executive Vice President and Chief Financial Officer, $600,000 and $125,000, respectively; Calixto García-Vélez, Executive Vice President and Business Group Director, $486,000 and $175,000, respectively; Lawrence Odell, Executive Vice President, General Counsel and Secretary of the Board of Directors, $550,000 and $75,000, respectively; and Cassan Pancham, Executive Vice President and Business Group Director, $400,000 and $150,000, respectively. The determination to pay a portion of salary in shares of Common Stock was made as a result of the Compensation Committee’s analysis of base salaries of executive officers in comparable positions at its peer companies and the Compensation Committee’s recommendation that the Board approve such awards.

Additionally, effective April 3, 2013, the Board approved grants under the First BanCorp 2008 Omnibus Incentive Plan, as amended, of restricted stock to certain of the Named Executive Officers valued at the following amounts: Mr. Alemán-Bermúdez, President and Chief Executive Officer, $675,000; Orlando Berges-González, Executive Vice President and Chief Financial Officer, $362,000; Calixto García-Vélez, Executive

Vice President and Business Group Director, $331,000; Lawrence Odell, Executive Vice President, General Counsel and Secretary of the Board of Directors, $313,000; and Cassan Pancham, Executive Vice President and Business Group Director, $275,000. The restricted stock issued will vest initially as follows: fifty percent (50%) of the shares on the second anniversary date of the grant and the remaining fifty percent (50%) on the third anniversary date of the grant. Once initially vested, however, the shares are subject to transferability restrictions contingent on the repayment of TARP as required by the EESA, as amended by ARRA. The lifting of these transferability restrictions will be measured in 25% increments based on the sale by the U.S. Treasury of its Common Stock in amounts equal to at least 25% of the amount of the Corporation’s equity securities originally purchased by the U.S. Treasury. In developing the compensation program, the Compensation Committee considered these repayment rules and their potential effect on the compensation paid to its Named Executive Officers.

Elements of Executive Compensation

The elements of the Corporation’s regular total compensation program (not all elements of which are currently active because of the TARP requirements) and the objectives of each element are identified below:

•	Base salary.

•	Annual incentives.

•	Long-term equity incentives.

•	Other compensation.

Each element of the compensation structure is intended to support and promote the following results and behavior:

•	Reward for strong performance.

•	Attract and retain the talent needed to execute our strategy and ultimately deliver value to stockholders.

•	Deliver a compensation package that is competitive with the market and commensurate with the performance delivered.

Base Salary

Base salary is the basic element of direct compensation, designed to reward an individual’s performance and level of experience. In setting base salary amounts, independent members of the Board take into consideration the experience, skills, knowledge and responsibilities required of each of the Named Executive Officers in his/her roles, the individual’s achievement of pre-determined goals and objectives, the Corporation’s performance, and marketplace salary data to help ensure that base salaries of the Corporation’s Named Executive Officers are competitive with the base salaries of comparable executive officers in peer group companies. The Board seeks to maintain base salaries that are competitive with the marketplace to allow it to attract and retain executive talent. Effective April 1, 2013, independent members of the Board determined to increase the salary amounts paid to certain executive officers for fiscal year 2013 primarily by paying the increased salary amounts in the form of shares of the Corporation’s Common Stock, or salary stock, instead of cash. The Corporation issued 220,639 shares of salary stock. The Corporation withheld 71,326 shares from the Common Stock paid to the officers as additional compensation to cover employee payroll and income tax withholding liabilities; these shares are held as treasury shares. The Corporation paid any fractional share of salary stock that the officer was entitled to in cash. These changes reflected the Board’s analysis of base salaries of executive officers of its peer companies.

Annual Incentive

Generally, the annual incentive element of the Corporation’s executive compensation program is designed to provide cash bonuses to executive officers who generate strong corporate financial performance and, therefore, seeks to link the payment of cash bonuses to the achievement of key strategic, operational and financial performance objectives. Other criteria may include objectives and goals that may not specifically and directly relate to financial matters, but relate to actions that would protect the financial soundness of the Corporation.

In light of the restrictions imposed under TARP, this component of compensation has been suspended during the TARP period with respect to our Named Executive Officers and the next ten (10) most highly compensated employees. Hence, no incentive bonus has been or will be earned or paid to our Named Executive Officers and the next ten (10) most highly compensated employees during such period, although Christmas bonuses, which are paid to all employees in nominal amounts, have also been paid to all of the Corporation’s employees, including the Named Executive Officers. Although, no payments are made for annual incentives, all the executives that are affected by the TARP restrictions continue to have goals established under the program. The reason for establishing these goals, which are consistent with our pay-for-performance philosophy, is to set expectations, to measure performance, and to have a basis for changes to executives’ compensation that are not prohibited by the executive compensation restrictions.

Long-Term Equity Incentive

The long-term equity incentive executive compensation structure approved by the Board provides a variable pay opportunity for long-term performance through restricted stock grants designed to reward overall corporate performance. The award is intended to align the interests of the Named Executive Officers directly to the interests of stockholders and is an important retention tool for the Corporation. Although TARP has limited the size of long-term target awards for the Corporation’s Named Executive Officers, the Compensation Committee continues to consider the performance and contribution of each Named Executive Officer to the strategic objectives of the Corporation to determine the amounts of these awards. Under TARP, the Corporation may only award incentives to Named Executive Officers in the form of restricted stock. In accordance with TARP limitations, the Named Executive Officers were eligible for a long-term restricted stock grant of up to one-third of their total annual compensation. Such restricted stock requires a minimum vesting period of two years after the grant date and is subject to transferability restrictions thereafter contingent on the repayment of TARP as required by EESA, as amended by ARRA (shares may become transferable in 25% increments based on the sale by the U.S. Treasury of its Common Stock in amounts equal to at least 25% of the amount of the Corporation’s equity securities originally purchased by the U.S. Treasury.) Effective April 3, 2013, the Board approved grants of restricted stock under the First BanCorp 2008 Omnibus Incentive Plan, as amended, to the Named Executive Officers as follows:

•	Aurelio Alemán-Bermúdez, President and Chief Executive Officer, 111,940.

•	Orlando Berges-González, Executive Vice President and Chief Financial Officer, 60,033.

•	Calixto García-Vélez, Executive Vice President and Business Group Director, 54,892.

•	Lawrence Odell, Executive Vice President, General Counsel and Secretary of the Board of Directors, 51,907.

•	Cassan Pancham, Executive Vice President and Business Group Director, 45,605.

Consistent with the TARP requirements, these shares of restricted stock will vest as follows: fifty percent (50%) of the shares will vest on the second anniversary date of the grant and the remaining fifty percent (50%) will vest on the third anniversary date of the grant. Notwithstanding vesting, the Named Executive Officers will be restricted from transferring the shares pursuant to the additional TARP related transfer restrictions. In addition to base salary, equity grants represent the only other means for compensating the Corporation’s Named Executive Officers, whose total compensation opportunity has been significantly reduced under the TARP restrictions. The Compensation Committee believes that paying in equity (rather than increasing the cash salary amount pay) is an effective way to align executives with stockholder interests.

Other Compensation

The use of personal benefits and perquisites as an element of compensation in the Corporation’s 2013 executive compensation program is limited. The Named Executive Officers have been provided with a corporate-

owned automobile, club memberships and a life insurance policy of $1,000,000 ($500,000 in excess of other employees). Like all other employees, the Named Executive Officers may participate in the Corporation’s defined contribution retirement plan (including the Corporation’s match) and group medical and dental plans and receive long-term and short-term disability, health care, and group life insurance benefits. In addition, the CEO is provided with personal security and a driver solely for business purposes.

2014 Compensation Decisions

On March 27, 2014, independent members of the Board determined to increase the salary amounts paid to certain of its Named Executive Officers for fiscal year 2014. The changes to the Named Executive Officers compensation included the following:

•	adjustments to base salary in cash, and

•	adjustments to base salary paid in the Corporation’s common stock, par value $0.10 per share.

The shares to be issued in connection with the salary stock are to be issued to the executive officers on a biweekly basis consistent with the Corporation’s pay cycle and the practice in 2013. The changes to the Named Executive Officer’s total base salary are indicated in the table below.

NEO	Base Salary Paid in Cash	Base Salary Paid in Common Stock	Total Base Salary
Aurelio Alemán-Bermúdez, President and Chief Executive Officer	$880,000	$600,000	$1,480,000
Orlando Berges-González, Executive Vice President and Chief Financial Officer	$600,000	$200,000	$800,000
Calixto García-Velez, Executive Vice President	$550,000	$175,000	$725,000

Additionally, effective March 27, 2014, independent members of the Board approved grants of restricted stock to the Named Executive Officers. These shares of restricted stock will vest as follows: fifty percent (50%) of the shares on the second anniversary date of the grant and the remaining fifty percent (50%) on the third anniversary date of the grant. Once initially vested, however, as explained above, the shares are subject to transferability restrictions contingent on the repayment of TARP as required by the EESA, as amended by ARRA. In granting these awards, the Compensation Committee considered the TARP repayment rules and their potential effect on the compensation paid to its Named Executive Officers as well as the compensation levels paid to peer companies.

Each Named Executive Officer was granted the following restricted stock awards:

NEO	Number of Shares of Restricted Stock Awarded	Value of Restricted Stock Awarded
Aurelio Alemán-Bermúdez, President and Chief Executive Officer	140,952	$740,000
Orlando Berges-González, Executive Vice President and Chief Financial Officer	76,190	$400,000
Lawrence Odell, Executive Vice President, General Counsel and Secretary of the Board of Directors	59,619	$313,000
Calixto García-Velez, Executive Vice President	69,142	$363,000
Cassan Pancham, Executive Vice President	41,904	$220,000

EXECUTIVE COMPENSATION DISCLOSURE

Summary Compensation Table

The Summary Compensation Table set forth below discloses compensation of the Named Executive Officers of the Corporation.

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(c)	Total ($)

Aurelio Alemán-Bermúdez	2013	850,102	1,200	1,174,896	—	—	—	57,188	2,083,386
President and	2012	824,231	1,200	375,000	—	—	—	55,216	1,255,647
Chief Executive Officer	2011	790,385	1,200	—	—	—	—	57,734	849,318

Orlando Berges-González	2013	600,101	1,200	486,898	—	—	—	9,814	1,098,013
Executive Vice President and	2012	600,000	1,200	300,000	—	—	—	8,924	910,124
Chief Financial Officer	2011	620,769	1,200	—	—	—	—	12,897	634,866

Calixto García-Vélez	2013	486,115	1,200	505,884	—	—	—	72,845	1,066,044
Executive Vice President and	2012	446,877	1,200	200,000	—	—	—	83,560	731,637
Florida Region Executive	2011	412,308	1,200	—	—	—	—	45,841	459,349

Lawrence Odell	2013	550,110	1,200	387,889	—	—	—	8,356	947,555
Executive Vice President,	2012	588,294	1,200	288,000	—	—	—	4,263	881,757
General Counsel and Secretary of the Board of Directors	2011	754,546	1,200	—	—	—	—	10,719	766,465

Cassan Pancham	2013	399,815	1,200	424,888	—	—	—	87,069	912,972
Executive Vice President	2012	370,689	1,200	180,000	—	—	—	84,899	636,788
Business Group Executive	2011	375,231	1,200	—	—	—	—	115,964	492,395

(a)	Fiscal year 2011 includes the following amounts paid to the Named Executive Officers for unused accrued vacations during 2011: Mr. Alemán-Bermúdez, $40,385; Mr. Berges-González, $20,769; Mr. Odell, $34,442; and Mr. García-Vélez, $12,308. In lieu of increases in cash salary, in 2013 the Compensation Committee began to award stock to the Named Executive Officers, which are reflected in the Stock Awards column.

(b)	The column includes the Christmas bonus, which is a non-discriminatory broad-based benefit offered to all employees, under which the Corporation paid during 2011 through 2013 six percent (6%) of the employees’ base salary up to $1,200.

(c)	Set forth below is a breakdown of all other compensation (i.e., personal benefits):

Aurelio Alemán-Bermúdez	2013	4,838	1,190	38,159	12,341			660	57,188
	2012	6,652	2,918	37,675	7,312	—		660	55,216
	2011	7,066	2,284	39,727	7,928	—		729	57,734

Orlando Berges-González	2013	2,759	2,319	—	4,076			660	9,814
	2012	2,572	2,499	—	3,193	—		660	8,924
	2011	5,340	2,279	—	4,550	—		729	12,897

Calixto García-Vélez	2013	2,668	1,057		—	67,200		1,920	72,845
	2012	8,525	2,453	—	3,462	67,200		1,920	83,560
	2011	4,587	2,981	—	3,509	33,564		1,200	45,841

Lawrence Odell	2013	2,346	—	—	5,350	—		660	8,356
	2012	3,603	—	—	—	—		660	4,263
	2011	9,990	—	—	—	—		729	10,719

Cassan Pancham	2013	2,903	1,874	—	5,100	60,000	16,532	660	87,069
	2012	5,303	3,246	—	850	60,000	14,840	660	84,899
	2011	8,560	3,204	—	3,140	82,158	18,173	729	115,964

(a)	Includes the Corporation’s contribution to the executive’s participation in the Defined Contribution Retirement Plan.

(b)	With respect to Mr. Calixto García-Vélez, consists of cost of reimbursement for and related tax gross up amount for housing expenses paid to Mr. Calixto García-Vélez as a result of his employment as executive vice president of the Florida operations. With respect to Mr. Cassan Pancham, consists of reimbursement for housing and utility expenses in 2013 paid to Mr. Cassan Pancham as a result of the terms of the Corporation’s acquisition in 2002 of banking operations in the Virgin Islands.

(c)	Consists of reimbursement for tuition expenses paid to Mr. Cassan Pancham for the benefit of his dependent as a result of the terms of the Corporation’s acquisition in 2002 of banking operations in the Virgin Islands.

(d)	Other compensation for the three fiscal years includes the amount of the life insurance policy premium paid by the Corporation in excess of the $500,000 life insurance policy available to all employees.

Grants of Plan-Based Awards

The following table details all equity and non-equity plan-based awards granted to each of the Named Executive Officers during fiscal year 2013.

	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of stock or units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards	Market Price on Grant Date ($/SH)
Name			Threshold($)	Target($)	Maxium($)	Threshold($)	Target($)	Maxium($)
Aurelio Alemán-Bermúdez	4/3/2013		—	—	—	—	—	—	111,940	—	—	$674,998	$6.03
	Various	(a)	—	—	—	—	—	—	80,191	—	—	$499,898	Various	(a)
Orlando Berges-González	4/3/2013		—	—	—	—	—	—	60,033	—	—	$361,999	$6.03
	Various	(a)	—	—	—	—	—	—	20,043	—	—	$124,899	Various	(a)
Calixto García-Vélez	4/3/2013		—	—	—	—	—	—	54,892	—	—	$330,999	$6.03
	Various	(a)	—	—	—	—	—	—	28,061	—	—	$174,885	Various	(a)
Lawrence Odell	4/3/2013		—	—	—	—	—	—	51,907	—	—	$312,999	$6.03
	Various	(a)	—	—	—	—	—	—	12,022	—	—	$74,890	Various	(a)
Cassan Pancham	4/3/2013		—	—	—	—	—	—	45,605	—	—	$274,998	$6.03
	Various	(a)	—	—	—	—	—	—	24,050	—	—	$149,890	Various	(a)

(a)	As mentioned above, effective April 1, 2013, on a retroactive basis to January 9, 2013, the Board determined to increase the salary amounts paid to certain executive officers for fiscal year 2013 primarily by paying the increased salary amounts in the form of shares of salary stock, instead of cash. Those shares were issued to the executive officers on a biweekly basis consistent with the Corporation’s normal pay cycle. The Corporation issued the salary stock between May 29, 2013 and December 24, 2013. The first issuance of salary stock covered the biweekly pay periods from January 9, 2013 through May 29, 2013. Salary stock was issued thereafter on a biweekly basis for the corresponding biweekly pay period. The shares of salary stock were issued at market prices ranging from $5.33 to $8.18, which were based on the closing prices of the Corporation’s Common Stock on the closing days of each respective pay period.

As mentioned above, the Named Executive Officers were only eligible for restricted stock awards as prescribed by TARP rules. Shares of restricted stock compliant with TARP restrictions were granted to Named Executive Officers, with the fair market value determined using the closing price of the Corporation’s Common Stock on said date ($6.03).

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to the outstanding equity awards held by Named Executive Officers as of December 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Unit or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Aurelio Alemán-Bermúdez	—	—	—	—	—	205,690	$1,273,221	—	—
	4,800	—	—	321.75	2/20/2014	—	—	—	—
	4,800	—	—	358.80	2/22/2015	—	—	—	—
	10,000	—	—	190.20	1/24/2016	—	—	—	—
	10,000	—	—	138.00	1/21/2017	—	—	—	—

Orlando Berges-González	—	—	—	—	—	135,033	$835,854	—	—

Calixto García-Vélez	—	—	—	—	—	104,892	$649,281	—	—

Lawrence Odell	—	—	—	—	—	123,907	$766,984	—	—
	6,666	—	—	189.60	2/15/2016	—	—	—	—
	5,000	—	—	138.00	1/21/2017	—	—	—	—

Cassan Pancham	—	—	—	—	—	90,605	$560,845	—	—
	1,333	—	—	321.75	2/20/2014	—	—	—	—
	1,333	—	—	358.80	2/22/2015	—	—	—	—
	1,666	—	—	190.20	1/24/2016	—	—	—	—
	1,666	—	—	138.00	1/21/2017	—	—	—	—

Options Exercised and Stock Vested Information

During 2013, no stock options were exercised by the Named Executive Officers.

Pension Benefits

The Corporation does not have a defined benefit or pension plan in place for the Named Executive Officers.

Defined Contribution Retirement Plan

The Named Executive Officers are eligible to participate in the Corporation’s Defined Contribution Retirement Plan pursuant to Section 1165(e) of the Puerto Rico Internal Revenue Code, which provides retirement, death, disability and termination of employment benefits. The Defined Contribution Retirement Plan complies with the Employee Retirement Income Security Act of 1974, as amended, and the Retirement Equity Act of 1984, as amended. An individual account is maintained for each participant and benefits are paid based solely on the amount of each participant’s account.

The Named Executive Officers may defer up to $15,000 of their annual salary into the Defined Contribution Retirement Plan on a pre-tax basis as employee salary savings contributions. Each year the Corporation makes a contribution equal to 25% of the first 4% of each participating employee’s contribution; no match is provided for contributions in excess of 4% of compensation. Corporate contributions are made to employees with a minimum of one year of service. At the end of the fiscal year, the Corporation may, but is not obligated to, make additional contributions in an amount determined by the Board.

Non-Qualified Deferred Compensation

The Corporation’s Deferred Compensation Plan was terminated by unanimous consent of the plan participants during 2009 in accordance with the provisions of the plan. Since 2009, the Corporation has not had a Deferred Compensation Plan in place for the Named Executive Officers.

Employment Contracts, Termination of Employment, and Change in Control Arrangements

Employment Agreements. The following table discloses information regarding the employment agreements entered into with the Named Executive Officers.

Name(a)	Effective Date	2013 Base Salary	Term of Years
Aurelio Alemán-Bermúdez	2/24/1998	$1,350,000	4
Orlando Berges-González	5/11/2009	$725,000	3
Lawrence Odell(b)	4/1/2012	$625,000	4

(a)	In connection with the Corporation’s participation in TARP, (i) the Corporation amended its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including severance and employment agreements) to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of EESA and applicable guidance or regulations issued in connection with TARP and (ii) each Named Executive Officer executed a written waiver releasing the U.S. Treasury and the Corporation from any claims that such officers might otherwise have as a result of the Corporation’s amendment of such arrangements and agreements to be in compliance with Section 111(b) of EESA. Until such time as the U.S. Treasury ceases to own any equity securities of the Corporation acquired pursuant to TARP, the Corporation must comply with these requirements.

(b)	On April 25, 2012, the Corporation executed an Amended and Restated Employment Agreement with Mr. Lawrence Odell, which became effective as of April 1, 2012. This agreement amends, restates and supersedes the employment agreement between the Corporation and Mr. Odell dated February 15, 2006 (the “Previous Agreement”) and all of the Previous Agreement’s corresponding amendments.

The agreements provide that on each anniversary of the date of commencement of each agreement the term of such agreement shall be automatically extended for an additional one (1) year period beyond the then-effective expiration date, unless either party receives written notice that the agreement shall not be further extended.

Under the employment agreements with Messrs. Alemán-Bermúdez and Odell, the Board may terminate the contracting officer at any time; however, unless such termination is for cause, the contracting officer will be entitled to a severance payment of four (4) times his/her annual base salary (base salary defined as $450,000 in the case of Mr. Odell), less all required deductions and withholdings, which payment shall be made semi-monthly over a period of one year. The employment agreement with Mr. Berges-González provides for severance payments in an amount prorated to cover the remaining balance of the three (3)-year employment agreement term times his base salary, unless such termination is for cause. With respect to a termination for cause, “cause” is defined to include personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties, material violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order or any material breach of any provision of the employment agreement.

In the event of a “change in control” of the Corporation during the term of the current employment agreements, the executive is entitled to receive a lump sum severance payment equal to his or her then current base annual salary (base salary defined as $450,000 in the case of Mr. Odell) plus (i) the highest cash performance bonus received by the executive in any of the four (4) fiscal years prior to the date of the change in control (three (3) years in the case of Mr. Orlando Berges-González) and (ii) the value of any other benefits provided to the executive during the year in which the change in control occurs, multiplied by four (4) (three (3) in the case of Mr. Berges-González). Termination of employment is not a requirement for a change in control severance payment under the employment agreements of Messrs. Alemán-Bermúdez and Odell. With respect to Mr. Berges-González’s employment agreement, which was executed during 2009, Mr. Berges-González would be entitled to a severance payment due to a change in control if he is terminated within two years following the change in control. This change is consistent with the Board’s new policy relating to employment contracts, under which all new employment contracts must not have a term of more than 3 years and must require termination of employment in the event of a severance payment occurring with a change in control. Pursuant to the employment agreements, a “change in control” is deemed to have taken place if a third person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Corporation having 25% or more of the total number of votes which may be cast for the election of directors of the Corporation, or which, by cumulative voting, if permitted by the Corporation’s charter or By-laws, would enable such third person to elect 25% or more of the directors of the Corporation; or if, as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Corporation before any such transaction cease to constitute a majority of the Board of the Corporation or any successor institution.

The following table describes and quantifies the benefits and compensation to which the Named Executive Officers would have been entitled under existing plans and arrangements if their employment had terminated on December 31, 2013, based on their compensation and services on that date. The amounts shown in the table do not include payments and benefits available generally to salaried employees upon termination of employment, such as accrued vacation pay, distribution from the 1165(e) plan, insurance benefits, or any death, disability or post-retirement welfare benefits available under broad-based employee plans.

Name	Death, Disability, Termination Without Cause and Change in Control	Severance ($)(a)	Disability Benefits ($)	Insurance Benefit ($)	Total ($)

Aurelio Alemán-Bermúdez	Death(b)	—	—	1,000,000	1,000,000
	Permanent Disability(c)	—	4,440,000	—	4,440,000
	Termination without cause	7,400,000	—	—	7,400,000
	Change in Control	10,328,743	—	—	10,328,743

Orlando Berges-González	Death(b)	—	—	1,000,000	1,000,000
	Permanent Disability(c)	—	1,530,000	—	1,530,000
	Termination without cause	2,368,356	—	—	2,368,356
	Change in Control	3,665,439	—	—	3,665,439

Calixto García-Vélez	Death(b)	—	—	1,000,000	1,000,000
	Permanent Disability(c)	—	—	—	—
	Termination without cause	—	—	—	—
	Change in Control	—	—	—	—

Lawrence Odell	Death(b)	—	—	1,000,000	1,000,000
	Permanent Disability(c)	—	1,080,000	—	1,080,000
	Termination without cause	1,800,000	—	—	1,800,000
	Change in Control	3,085,420	—	—	3,085,420

Cassan Pancham	Death(b)	—	—	1,000,000	1,000,000
	Permanent Disability(c)	—	—	—	—
	Termination without cause	—	—	—	—
	Change in Control	—	—	—	—

(a)	As described above, in connection with the Corporation’s participation in TARP in January 2009, the Corporation amended its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including severance and employment agreements) to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of EESA and applicable guidance or regulations issued in connection with TARP; these amendments have not been taken into consideration when quantifying the benefits and compensation to which the Named Executive Officers would have been entitled under this column if their employment had terminated on December 31, 2013. Notwithstanding the amounts included in this column, during the period in which any obligation arising from the U.S. Treasury’s financial assistance remains outstanding, the Corporation is prohibited from making certain severance payments in connection with the departure of the Named Executive Officers from the Corporation for any reason, including due to a change in control, other than a payment for services performed or benefits accrued. The rules under EESA exclude from this prohibition qualified retirement plans, payments due to an employee’s death or disability and severance payments required by state statute or foreign law.

(b)	All executive vice presidents receive a life insurance benefit of $1,000,000. All other employees receive a life insurance benefit of $500,000.

(c)	If the executive becomes disabled or incapacitated for a number of consecutive days exceeding those to which the executive is entitled as sick-leave and it is determined that the executive will continue to temporarily be unable to perform his/her duties, the executive will receive 60% of his/her base salary, exclusive of any other benefits he/she is entitled to receive under the corporate-wide plans and programs available to other employees. If it is determined that the executive is permanently disabled, the executive will receive 60% of his/her compensation for the remaining term of the employment agreement. The executive will be considered “permanently disabled” if absent due to physical or mental illness on a full time basis for three (3) consecutive months. Amount includes disability benefits in excess of those amounts available generally to other employees.

COMPENSATION COMMITTEE REPORT

Overview of risk and compensation plans.    As stated in the Compensation Discussion and Analysis, the Corporation believes it should have sound compensation practices that fairly reward exceptional employees, and exceptional efforts by those employees, while assuring that their compensation reflects principles of risk management and performance metrics that promote long-term contributions to sustained profitability, as well as fidelity to the values and rules of conduct expected of them. We are committed to continually evaluating and improving our compensation programs through:

•	Frequent self-examination of the impact of our compensation practices on the Corporation’s risk profile, as well as evaluation of our practices against emerging industry-wide practices;

•	Systematic improvement of our compensation principles and practices, ensuring that our compensation practices improve the Corporation’s overall safety and soundness; and

•	Continuing development of compensation practices that provide a strategic advantage to the Corporation and provide value for all stakeholders.

Risk-avoidance assessment of compensation plans.    As an integral part of the 2013 compensation process, the Compensation Committee directed the Chief Risk Officer (CRO) to conduct a review of risk in the Corporation’s compensation programs, examining three issues: (1) whether the compensation of the Named Executive Officers encourages them to take unnecessary and excessive risks that threaten the value of the Corporation; (2) whether the Corporation’s employee compensation plans pose unnecessary risks to the Corporation; and (3) whether there was any need to eliminate any features of these plans to the extent that they are considered to encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee. The Compensation Committee provided substantial oversight, review and direction throughout the process described below.

The review focused on the structure of the awards to the Named Executive Officers who were eligible, within the restrictions of TARP, to receive for cash salary, and long-term restricted stock. The review also included all other short-term cash incentive plans under which employees of the Corporation and its subsidiaries are compensated. The risk-avoidance analysis of the Corporation’s compensation arrangements and programs for Named Executive Officers and employees focused on elements of the compensation plans that may have the potential to affect the behavior of employees with respect to their job-related responsibilities, or might directly impact the financial condition of the Corporation. The assessment encompassed the identification of the various elements of the Corporation’s compensation plans, the identification of the principal risks to the Corporation that may be relevant for each element, and the identification of the mitigating factors for those risks. Among the elements considered in the assessment were: (i) the performance metrics and targets related to individual business units and strategic goals related to deposit growth, enhancement of the Corporation’s asset quality and risk profile, strengthening of our franchise value, achievement of strategies to strengthen the Corporation’s capital position, and business profitability and expense management targets, (ii) timing of pay out, and (iii) pay mix. Each element may present different risks to the Corporation; however, each has risk mitigating factors and many have no potential to encourage the manipulation of reported earnings.

In the risk-avoidance assessment, management concluded that the Corporation’s compensation plans are not reasonably likely to have a material adverse effect on the Corporation. Management believes that, in order to give rise to a material adverse effect on the Corporation, a compensation plan must provide benefits of sufficient size to be material to the Corporation or it must motivate individuals at the Corporation who are in a position to have a material impact on the Corporation to behave in a manner that is materially adverse to the Corporation.

The analysis revealed that the Named Executive Officers’ compensation arrangements and the employee compensation programs do not encourage them to take unnecessary or excessive risks or to manipulate reported earnings and that all reasonable efforts have been undertaken to ensure that these compensation plans do not encourage senior management or Named Executive Officers or other employees to take unnecessary and excessive risks in running their businesses or business support functions. Nevertheless, the Corporation continues to enhance and strengthen the control framework surrounding all of its compensation programs. Some of the actions being taken include the consolidation of similar incentive plans to streamline the compensation process, as well as expand the use of scorecards incorporating corporate performance metrics for the different positions eligible to participate in the compensation programs.

As mentioned above, the evaluation of the compensation programs revealed that they do not encourage Named Executive Officers or other employees to take unnecessary and excessive risks that may threaten the value of the Corporation. The evaluation concluded that the compensation plans, in conjunction with internal controls, have distinct features that discourage and mitigate unnecessary or excessive risks, including the following:

•

The Corporation has historically assessed the competitiveness of its executive compensation structure through internal research and external studies conducted by independent compensation consultants taking into consideration survey and proxy data.

•

The compensation structure is based on a pay for performance methodology. The compensation depends on multiple performance factors based on the Corporation, business unit and individuals achieving performance objectives designed to enhance stockholder value. Actual incentive payouts are larger if superior target performance is achieved and smaller if target performance is not achieved.

•	The compensation structure has a balance between performance objectives and risk management measures to prevent the taking of excessive risks.

•

The Corporation’s risk management structure, including policies and procedures, provides for the ability to anticipate, identify, measure, monitor and control risks faced by the Bank. The adequacy of the internal controls and risk management structure is continuously evaluated by internal and external examiners.

•	The cash incentive plan imposes a specific target dollar maximum amount for each Named Executives. The equity incentive plan imposes grant limits that apply on an individual basis.

•	The equity incentive plan by itself provides for downside leverage if the stock does not perform well.

•	Shares that may be granted under the stock award program vest ratably over a 3-year period following year 2.

•	The internal control structure provides for rigorous oversight of the lending and other applicable areas.

As part of the process to review the Corporation’s compensation plans with the CRO every six months, the Compensation Committee will analyze the incentive compensation arrangements as they are established and will continue to ensure that the Corporation complies with those provisions of the EESA or any other law or regulation related to compensation arrangements applicable to financial institutions participating in TARP.

Committee Certifications.    The Committee certifies that (1) it has reviewed with the Corporation’s CRO the Named Executive Officers’ compensation plans and has made all reasonable efforts to ensure that such plans do not encourage Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Corporation, (2) it has reviewed with the CRO the Corporation’s employee compensation plans and has made all reasonable efforts to limit any unnecessary risks those plans pose to the Corporation, and (3) it has reviewed the Corporation’s employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee.

The Committee reviewed and discussed the Compensation Discussion and Analysis with members of senior management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s annual report on Form 10-K and proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission.

Roberto R. Herencia (Chairperson)

Michael P. Harmon

José Menéndez-Cortada

Fernando Rodríguez-Amaro

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

SEC rules and regulations require that proposals that stockholders would like included in a company’s proxy materials must be received by the Secretary of the Corporation no later than 120 days before the first anniversary of the date on which the previous year’s proxy statement was first mailed to stockholders unless the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting. When the date is changed by more than 30 days from the date of the previous year’s meeting, the deadline is a reasonable time before the company begins to print and send its proxy materials. The Corporation expects to hold its 2015 Annual Meeting of Stockholders on or before April 23, 2015, subject to the right of the Board to change such date based on changed circumstances.

Any proposal that a stockholder wishes to have considered for presentation at the 2015 Annual Meeting and included in the Corporation’s proxy statement and form of proxy used in connection with such meeting, must be forwarded to the Secretary of the Corporation at the principal offices of the Corporation no later than December 18, 2014. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

If a stockholder intends to present a proposal for consideration at the 2015 Annual Meeting outside of the processes of Rule 14a-8 promulgated under the Exchange Act, such proposal must be forwarded to the Secretary of the Corporation at the principal offices of the Corporation no later than March 3, 2015, or such proposal will be considered untimely under Rule 14a-4(c)(1) under the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting, without including information regarding such proposal in our proxy materials.

Under the Corporation’s By-laws, if a stockholder seeks to propose a nominee for director for consideration at the annual meeting of stockholders, notice must be received by the Corporate Secretary of the Corporation at least 30 days prior to the date of the annual meeting of stockholders. Accordingly, under the By-laws, any stockholder nominations for directors for consideration at the 2015 Annual Meeting must be received by the Secretary of the Corporation at the principal offices of the Corporation no later than March 24, 2015, assuming that the 2015 Annual Meeting is held on April  23, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2013, all Section 16(a) forms were filed in a timely manner except for one Form 4 which was filed late by Mr. Aurelio Aleman to report the issuance of salary stock.

OBTAINING THE ANNUAL REPORT

A copy of our Annual Report to Stockholders for the year ended December 31, 2013 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at our annual meeting of stockholders. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. Stockholders may obtain copies of our 2013 Annual Report on Form 10-K, as amended (“2013 10-K”), as filed with the U.S. Securities and Exchange Commission, without charge upon written request. Any exhibits listed in the 2013 10-K will also be furnished upon written request at the Corporation’s expense. Any such request should be directed to Lawrence Odell, Secretary of the Board of Directors, at First BanCorp, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908. An electronic copy of the 2013 10-K is also available on the Corporation’s website at www.firstbankpr.com or at http://bnymellon.mobular.net/bnymellon/fbp.

By Order of the Board of Directors,

/s/    Lawrence Odell

Lawrence Odell

Secretary

San Juan, Puerto Rico

April 17, 2014

FIRST BANCORP

ATTN: SARA ALVAREZ

1519 PONCE DE LEON AVE., STOP 23

P.O. BOX 9146

SANTURCE, PR 00908-0146

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 28, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 28, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M73362-P51606

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

FIRST BANCORP

The Board of Directors recommends you vote FOR the following proposals:

Vote on Proposals

1. Election of Directors For Against Abstain

Nominees:

1a. Aurelio Alemán-Bermúdez

1b. Thomas M. Hagerty

1c. Michael P. Harmon

1d. Roberto R. Herencia

1e. David I. Matson

1f. José Menéndez-Cortada

1g. Fernando Rodriguez-Amaro

1h. Robert T. Gormley

For Against Abstain

2. To approve, on a non-binding basis, the 2013 compensation of First BanCorp’s named executive officers.

3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our 2014 fiscal year.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M73363-P51606

FIRST BANCORP

Annual Meeting of Stockholders

May 29, 2014

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Roberto R. Herencia, Aurelio Alemán-Bermúdez and José Menéndez-Cortada, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FIRST BANCORP that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, local time, on May 29, 2014, at the Corporation’s principal offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico 00908, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side